                                                                    EXHIBIT 10.1

                            DATED 20th NOVEMBER 2002

                THE PARTIES WHOSE NAMES ARE SET OUT IN SCHEDULE 1

                           INFINITI SOLUTIONS PTE LTD

                        AUTOMATED TECHNOLOGY (PHIL.) INC.

                              GLOBAL CROWN LIMITED

                         FINETECH INTERNATIONAL LIMITED

                                GOLD DAWN LIMITED

                                       and

                              MAYON CAPITAL LIMITED

                  --------------------------------------------

                            SHARE PURCHASE AGREEMENT
                                  IN RESPECT OF
                              GLOBAL CROWN LIMITED
                         FINETECH INTERNATIONAL LIMITED
                                GOLD DAWN LIMITED
                              MAYON CAPITAL LIMITED

                   -------------------------------------------

BAKER & M.KENZIE.WONG & LEOW                         ROMULO MABANTA BUENAVENTURA
    INTERNATIONAL LAWYERS                               SAYOC & DE LOS ANGELES

       ASSOCIATED WITH                                   30/F Citibank Tower
      BAKER & M.KENZIE                                   8741 Paseo de Roxas
                                                            City of Makati
   1 Temasek Avenue #27-01                                   PHILIPPINES
       Millenia Tower                                 Telephone: (632) 848 0114
      SINGAPORE 039192                                Facsimile: (632) 810 3110
  Telephone: (65) 6338 1888
  Facsimile: (65) 6337 5100
                                                        ACTING FOR THE VENDORS
  ACTING FOR THE PURCHASER

                                    CONTENTS

CLAUSES                                                                    PAGES
-------                                                                    -----
1.  Definitions and Interpretation                                            3
2.  Sale of Sale Shares                                                       9
3.  Consideration                                                             9
4.  Conditions                                                               10
5.  Completion                                                               13
6.  Obligations of the Vendors                                               16
7.  Covenant in Respect of Environmental Matters                             18
8.  Pre-Completion Obligations                                               19
9.  Confidentiality                                                          24
10. Costs                                                                    24
11. General                                                                  25
12. Notices                                                                  26
13. Governing Law and Dispute Resolution                                     27

SCHEDULE 1  Details of the Vendors........................................   27
SCHEDULE 2  Brief Details of the Company and the BVI Companies............   30
SCHEDULE 3  Shareholding of the Purchaser (referred to in Clause 3.2).....   33
SCHEDULE 4  The Investee Companies........................................   34
            Blue Sky Integrated Designs, Inc..............................   35
SCHEDULE 5  The Properties................................................   36
SCHEDULE 6  Continuing Employees..........................................   37
SCHEDULE 7  WARRANTIES OF THE VENDORS.....................................   38
SCHEDULE 8  WARRANTIES OF THE PURCHASER...................................   56
SCHEDULE 9  Personal Guarantees...........................................   80
SCHEDULE 10 Form of Promissory Note.......................................   81
EXECUTION PAGE                                                               85

DATE: 20 NOVEMBER 2002

PARTIES:

(1) THE PARTIES WHOSE NAMES ARE SET OUT IN COLUMNS 1 OF SCHEDULE 1 IN RELATION TO EACH BVI COMPANY (defined below) represented herein by their duly appointed attorney-in-fact, Renato Marfori Tanseco, Filipino, of legal age and with address at 1453 Calumpang Street, Dasmarinas Village, Makati City, Philippines;

      (collectively the "VENDORS" and each, a "VENDOR");

(2) INFINITI SOLUTIONS PTE LTD, a company incorporated in Singapore whose registered office is at 5001 Beach Road #07-24 Golden Mile Complex Singapore 199588 (the "PURCHASER");

(3) AUTOMATED TECHNOLOGY (PHIL.) INC., a company incorporated in the Philippines whose registered office is at Light Industry and Science Park of the Philippines, Cabuyao, Laguna, Philippines (the "COMPANY");

(4) GLOBAL CROWN LIMITED, a company incorporated in the British Virgin Islands with International Business Company Number 177098, whose registered office is at Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands ("GLOBAL");

(5) FINETECH INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands with International Business Company Number 317784, whose registered office is at Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands ("FINETECH");

(6) GOLD DAWN LIMITED, a company incorporated in the British Virgin Islands with International Business Company Number 334702, whose registered office is at Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands ("GOLD DAWN");

(7) MAYON CAPITAL LIMITED, a company incorporated in the British Virgin Islands with International Business Company Number 297541, whose registered office is at Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands ("MAYON"),

      ("GLOBAL", "FINETECH", "GOLD DAWN" and "MAYON" shall hereinafter be referred to as the "BVI COMPANIES", and "BVI COMPANY" refers to each or any one of them).

(collectively, the "PARTIES" and each, a "PARTY").

RECITALS:

(A) The Vendors are the registered and beneficial owners of all of the outstanding and issued capital in the capital of the BVI Companies. Limited particulars of the BVI Companies are set out in Schedule 2.

(B) The BVI Companies are the registered and beneficial owners of all the issued capital stock in the Company. Limited particulars of the Company are set out in Schedule 2.

(C) The Vendors wish to sell and the Purchaser wishes to purchase all of the said outstanding and issued capital of the BVI Companies on the terms and conditions set out in this Agreement.

TERMS AGREED:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

      "ACCOUNTING DATE"                 31 December 2001;

      "ACCOUNTS"                        the audited consolidated financial
                                        statements of the Company and of each of the Investee Companies for the accounting reference period which ended on the Accounting Date (each such financial statement comprising a balance sheet, profit and loss account, cash flow statement, notes and directors' and auditors' report) and the consolidated profit and loss account and consolidated balance sheet of the Company and the Investee Companies as at and for the period ending on the Accounting Date;

      "AML TRADING LIMITED"             a Vendor, which is a company
                                        incorporated in the British Virgin
                                        Islands with International Business
                                        Company Number 386647 whose registered
                                        office is at Beaufort House, Tropic Isle
                                        Building, PO Box 438, Road Town,
                                        Tortola, British Virgin Islands;

      "BASKET" shall have the meaning ascribed to it in Clause (1)(iii) of Schedule 7;

      "BVI COMPANIES DIRECTORS"         the persons listed as directors of the
                                        BVI Companies in Schedule 2;

      "COMPANY DIRECTORS"               the persons listed as directors of the
                                        Company in

                                        Schedule 2;

"COMPANIES ACT"                         the Companies Act of Singapore (Cap.
                                        50);

"COMPLETION"                            completion of the sale and purchase of
                                        the Sale Shares as specified in Clause
                                        5;

"COMPLETION DATE"                       16 December 2002 (or such later date as
                                        the Vendors and the Purchaser may
                                        agree);

"CONDITIONS"                            the conditions specified in Clause 4.1;

"CONFIDENTIAL INFORMATION"              know-how, trade secrets and other
                                        information of a confidential nature,
                                        wherever in the world protectable;

"CONSIDERATION SHARES"                  shall have the meaning ascribed to it in
                                        Clause 3.1(a);

"CONTINUING EMPLOYEES"                  the employees of the Company whose names
                                        are listed in Schedule 6;

"DISCLOSURE LETTER"                     the letter to be dated the Completion
                                        Date from the Vendors to the Purchaser
                                        in the approved terms;

"ENCUMBRANCE"                           any form of legal, equitable or security
                                        interests, including but not limited to
                                        any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, security interest, hypothecation, options, rights of first refusal, any preference arrangement (including title transfers and retention arrangements or otherwise) and any other encumbrance or condition whatsoever or any other arrangements having similar effect;

"ENVIRONMENT"                           all or any of the following media,
                                        namely, the air, water and land; and the medium of air includes the air within buildings and the air within other natural or man-made structures above or below ground;

"ENVIRONMENTAL BREACH"                  shall have the meaning ascribed to it in
                                        Clause 7.1(b);

"ENVIRONMENTAL LAW"                     all and any applicable laws, common law,
                                        statutes, directives, regulations,
                                        notices, standards having force of law,
                                        codes of practice, guidance notes,
                                        by-laws, judgments, decrees or orders
                                        relating to (a) pollution, contamination or protection of the

                                        Environment or (b) the storage,
                                        labelling, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of Hazardous Substances or (c) the responsibility or duty of care for waste;


"ENVIRONMENTAL LICENCE"                 any permit, licence, authorization,
                                        consent or other approval, that may be
                                        required by any Environmental Law;

"EQUITY INCENTIVE PLAN"                 the 2002 Equity Incentive Plan of the
                                        Purchaser established in accordance with the Investment Agreement and adopted by the shareholders of the Purchaser on 15
                                        April 2002;

"GROUP" the group of companies comprising the BVI Companies, the Company and its Investee Companies. The expression "MEMBER OF THE GROUP" shall be construed accordingly;

"GOVERNMENTAL APPROVAL"                 any authorization, consent, approval,
                                        registration, filing, certificate,
                                        license, permit or exemption from, by or with any Government Authority, or otherwise pursuant to any applicable law or regulation, whether given or withheld by express action or deemed given or withheld by failure to act within any specified time period;

"GOVERNMENT AUTHORITY"                  any governmental, state or other
                                        political subdivision thereof, or any
                                        entity exercising or entitled to
                                        exercise executive, legislative,
                                        judicial, regulatory or administrative
                                        functions of or pertaining to
                                        government;

"HAZARDOUS SUBSTANCES"                  all substances of whatever description
                                        which may cause or have a harmful effect on the Environment or the health of man or any other living organism including, without limitation, all poisonous, toxic, noxious, dangerous and offensive substances;

"INDEMNIFIED PURCHASERS"                shall have the meaning ascribed to it in
                                        Clause (d) of Schedule 7;

"INDEMNIFIED VENDORS"                   shall have the meaning ascribed to it in
                                        Clause (e) of Schedule 8;

"INTELLECTUAL PROPERTY"                 includes Confidential Information,
                                        patents, registered designs, copyrights, rights in databases, design rights, protected layout-design rights, topography rights, trade marks, business names, registrations of and applications to register any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing off, in each case wherever in the world enforceable;

"INVESTEE COMPANIES"                    the subsidiaries of the Company and any
                                        other companies in which the Company has an interest, short particulars of which are set out in Schedule 4;

"INVESTMENT AGREEMENT"                  the investment agreement dated 30
                                        November 2001 in respect of the
                                        Purchaser entered into between the
                                        Purchaser, 3i Group plc, 3i Asia Pacific
                                        Technology LP, EDB Investments Pte Ltd,
                                        Inderjit Singh, Kong Kah Chin, Francis
                                        Swee Yong Khim and Felix Joseph
                                        Gnanapragasam (together with any
                                        amendments thereto);

"MANAGEMENT ACCOUNTS"                   the unaudited consolidated balance sheet
                                        of the Company and the Investee
                                        Companies as at 31 October 2002 and the
                                        unaudited consolidated profit and loss
                                        account of the Company and of each of
                                        the Investee Companies for the period
                                        ending on such date;

"OPTION SHARES"                         shall have the meaning ascribed to it
                                        in Clause 3.1(d);

"PERSONAL GUARANTEES"                   the guarantees or other security in
                                        place as at the date of this Agreement
                                        and which are listed in Schedule 9;

"PHP"                                   means Philippines pesos, the lawful
                                        currency of the Philippines;

"PROCEEDING"                            any action, arbitration, audit,
                                        examination, investigation, hearing,
                                        litigation or suit (whether civil,
                                        criminal, administrative, judicial or
                                        investigative, whether formal or
                                        informal, and whether public or private) commenced, brought or conducted or heard by or before, or otherwise involving, any Government Authority or arbitrator;

"PROMISSORY NOTE"                       shall mean the form of promissory note
                                        to be executed by the Purchaser and made in favour of AML Trading Limited which shall be substantially in the form set forth in Schedule 10;

"PROPERTIES"                            the properties owned or leased by the
                                        Company or any of the Investee
                                        Companies, short particulars of which
                                        are set out in Schedule 5;

"PURCHASER'S BASKET"                    shall have the meaning ascribed to it in
                                        Clause (d) of Schedule 8;

"PURCHASER'S DISCLOSURE LETTER"         the letter to be dated the Completion
                                        Date from the Purchaser to the Vendors
                                        in the approved terms;

"PURCHASER'S LAWYERS"                   Baker & McKenzie. Wong & Leow, of 1
                                        Temasek Avenue #27-01, Millenia Tower,
                                        Singapore 039192;

"PURCHASER'S WARRANTIES"                shall have the meaning ascribed to it in
                                        Clause (a) of Schedule 8;

"RELEVANT VIKO INSTALLMENT"             shall have the meaning ascribed to it in
                                        Clause 5.3(e);

"REMEDIAL ACTION"                       investigating, removing, remedying,
                                        cleaning up, abating, containing,
                                        controlling or ameliorating the presence in, or effect on, the Environment of, any pollution or contamination
                                        (including, where necessary, obtaining
                                        expert technical and legal advice in
                                        relation thereto);

"SALE SHARES"                           all the issued and paid up shares of par
                                        value US$1.00 each in the capital of the BVI Companies owned by the Vendors (in the proportion set out in Schedule 1 in relation to each BVI Company);

"SHAREHOLDERS AGREEMENT"                shall have the meaning ascribed to it in
                                        Clause 4.1(i);

"TAX" all forms of taxation, withholdings, duties, imposts, levies, social security contributions and rates imposed by any local, municipal, governmental, state, federal, or other body in the Philippines or elsewhere and any interest, penalty, surcharge or fine in connection therewith;

"TAX WARRANTIES"                        shall have the meaning ascribed to it in
                                        Clause (1)(i)(1) in Schedule 7;

"THIRD PARTY CONFIDENTIAL               any Confidential Information insofar as
INFORMATION"                            it relates to and is proprietary and
                                        confidential to a third party;

"US$" the lawful currency of the United States of America;

"VENDORS' LAWYERS"                      Romulo Mabanta Buenaventura Sayoc & De
                                        Los Angeles of 30/F, Citibank Tower,
                                        8741 Paseo de Roxas, City of Makati,
                                        Philippines;

"VIKO TECHNOLOGY, INC."                 a California corporation, whose entire
                                        issued and outstanding capital is owned
                                        by the Purchaser;

"VIKO SHARE PURCHASE                    the Share Purchase Agreement executed
AGREEMENT"                              between the Purchaser and shareholders
                                        of Viko Technology, Inc. dated December
                                        18, 2001; and

"WARRANTIES"                            the representations, warranties and
                                        undertakings contained or referred to in
                                        Schedule 7.

1.2 Save where the context otherwise requires, words and phrases the definitions of which are contained or referred to in the Companies Act shall be construed as having the meaning thereby attributed to them.

1.3 Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared.

1.4 References in this Agreement to clauses and schedules are to clauses in and schedules to this Agreement (unless the context otherwise requires). The recitals and schedules to this Agreement shall be deemed to form part of this Agreement.

1.5 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.6 The expression "THE VENDORS" includes their respective personal representatives, successors and assigns and the expression "THE PURCHASER", the "BVI COMPANIES" and the "COMPANY" includes each of their successors and assigns.

1.7 References to "PERSONS" shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

1.8 References to writing shall include any methods of reproducing words in a legible and non-transitory form.

1.9 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.10 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.11 A document expressed to be "IN THE APPROVED TERMS" means a document the terms of which have been approved by or on behalf of the Vendors and the Purchaser.

2.    SALE OF SALE SHARES

2.1 Subject to the terms of this Agreement, each of the Vendors as legal and beneficial owners shall sell and the Purchaser shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, including all rights to any dividend or other distribution declared, made or paid after the date of this Agreement, the number of Sale Shares set opposite each Vendor's name in column 2 of
      Schedule 1 in relation to all the BVI Companies and shall transfer his legal and beneficial ownership in respect of the Sale Shares to the Purchaser accordingly.

2.2 Each of the Vendors hereby waives and agrees to procure the waiver of any restrictions on transfer (including pre-emption rights) which may exist in relation to the Sale Shares, whether under the articles of association, by-laws or other equivalent constitutive documents of the BVI Companies or otherwise.

3.    CONSIDERATION

3.1 The consideration for sale and purchase of all the Sale Shares shall be satisfied in the following manner:

      (a) the Purchaser shall issue and allot 4,442,499 ordinary shares of par value US$0.10 each in the capital of the Purchaser (the "CONSIDERATION SHARES"), fully paid up, to the Vendors or their nominees at Completion in a manner consistent with the numbers set out in Schedule 3;

      (b) the Purchaser shall procure or arrange for payment to AML Trading Limited (whose receipt the Vendors acknowledge and agree shall be an absolute discharge of the Purchaser's payment obligation hereunder) of the amount of US$1,500,000 at Completion;

      (c) the Purchaser shall procure or arrange for payment to AML Trading Limited (whose receipt the Vendors acknowledge and agree shall be an absolute discharge of the Purchaser's payment obligation hereunder) of the amount of:

            (i)   US$1,500,000 by the expiry of 180 days from the Completion
                  Date;

            (ii)  US$1,500,000 by the expiry of 365 days from the Completion
                  Date;

            (iii) US$1,500,000 by the expiry of 540 days from the Completion
                  Date; and

            (iv)  US$2,000,000 by the expiry of 730 days from the Completion
                  Date.

            The Purchaser agrees that it shall pay interest on any unpaid consideration amounts set out in this Clause 3.1(c) at the rate of 5% per annum for the period commencing on the Completion Date and ending on the date of actual payment of such amount. The interest payable pursuant to this Clause 3.1(c) shall be satisfied by payment in cash.

            The four installment payments due to AML Trading Limited pursuant to this Clause 3.1(c) shall be evidenced by a Promissory Note.

      (d) the Purchaser shall procure the grant of options over 454,369 ordinary shares of par value US$0.10 each in the capital of the Purchaser to management of the Company (the "OPTION SHARES") within three months from the Completion Date pursuant to and on terms set out in the Equity Incentive Plan. The allocation of the Option Shares shall be mutually agreed between the Vendors and the Purchaser prior to Completion and the parties agree to use all reasonable endeavours, after Completion, to conform the Equity Incentive Plan to the extent necessary in order to be in compliance with the laws of the Philippines, and to obtain all necessary approvals or exemptions in the Philippines, in order that such Option Shares can be granted in accordance with this Clause 3.1(d).

3.2 Following the allotment of the Consideration Shares and the Option Shares pursuant to Clauses 3.1(a) and 3.1(d) above, the shareholding in the Purchaser shall be held in the proportions set out in Schedule 3.

3.3 Notwithstanding anything else contained in this Agreement, the parties agree that the Purchaser is subject to the provisions set out in Schedule 8.

4.    CONDITIONS

4.1   The sale and purchase of the Sale Shares is conditional upon:

      (a) the Vendors having complied fully with the obligations specified in Clauses 8.1, 8.2 and 8.3 and otherwise having performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement;

      (b) the completion of all business, financial, regulatory and legal due diligence in relation to the Group to the satisfaction of the Purchaser;

      (c) all other consents, approvals or clearances which are necessary or which the Purchaser has been advised that it is desirable to obtain to the sale and purchase of the Sale Shares being granted by third parties (including any Government Authority);

      (d) no statute, regulation or decision which would prohibit, restrict or materially delay the sale and purchase of the Sale Shares or the operation of the Company or any of the Investee Companies after Completion having been proposed, enacted or taken by any Government Authority;

      (e) the approval of the board of directors and shareholders of the Purchaser in relation to the sale and purchase of the Sale Shares having been obtained;

      (f) each of the seven Continuing Employees having entered into a service agreement with the Company prior to the Completion Date on terms approved by the Purchaser and acceptable to such Continuing Employees;

      (g) the Vendors and the Purchasers having agreed on the list of persons to whom the Option Shares are to be granted pursuant to Clause 3.1(d);

      (h) a rental review report on the Properties having been prepared by, and delivered to, the Purchaser and the Vendors by CB Richard Ellis, and the Company having entered into an amendment to its existing lease agreement(s) with the landlord of the Properties on the rental value and such related terms acceptable to the Purchaser, the Vendors and the landlord in question, provided that such amendment to the lease agreement(s) will record the parties' understanding that the terms of the existing lease agreement(s) for the Properties shall remain unchanged for as long as any amounts owing to AML Trading Ltd pursuant to Clause 3.1(c) above shall remain unpaid and that such amendment to the existing lease agreement(s) shall only become effective upon full payment by the Purchaser to AML Trading Ltd of the amounts owing pursuant to Clause 3.1(c) above and the relevant annotations having been made to the Transfer Certificate of Title(s) of the Properties (including without limitation, in respect of the Company's leasehold rights);

      (i) the execution by such persons as the Vendors shall advise pursuant to Clause 3.1(a) and the other shareholders of the Purchaser of a shareholders agreement relating to the Purchaser on terms satisfactory to each of them (the "SHAREHOLDERS AGREEMENT");

      (j) confirmation or approval having been obtained by the Company from RF Monolithics, Inc. that the sale of the Sale Shares shall not cause RF Monolithics, Inc. to terminate the Manufacturing Agreement dated 22 February 2001 entered into with the Company;

      (k) the Company having entered into legally binding loan agreements on terms acceptable to the Purchaser to re-finance its existing loan facilities with its existing bankers including (i) Banco De Oro (ii) Rizal Commercial Banking Corporation and (iii) Bank of the Philippine Islands, as a result of which the Personal Guarantees will be released;

      (l) a certified true copy of the stock and transfer book of ATEC-KMI Philippines, Inc (an Investee Company) certified by the company secretary of ATEC-KMI Philippines, Inc. reflecting the transfer from Korean Microsystems, Inc of shares in ATEC-KMI Philippines, Inc. to Mayon Capital Limited having been provided to the Purchaser by the Vendors;

      (m) confirmation from the Philippine Economic Zone Authority as to the continuing validity of the ecozone export enterprise status of the Company (including the survival of any incentives enjoyed by the Company pursuant to such status);

      (n) the Company having successfully renewed all relevant licences, permits and registrations which have expired and are required or useful for the Company's operations;

      (o) the Company and the BVI Companies having passed board and shareholder resolutions respectively to confirm the abandonment of
            (i) the proposed private placement exercise of the shares of the Company approved on 10 October 2000 to raise up to US$9,000,000 and
            (ii) plans for the restructuring and initial public offer of the shares of the Company;

      (p) the Disclosure Letter having been delivered to the Purchaser by the Vendors, and the Purchaser's Disclosure Letter having been delivered to the Vendors by the Purchaser, on the Completion Date. For the avoidance of doubt, the Purchaser shall have the discretion to reject the Disclosure Letter if the contents of such Disclosure Letter are not satisfactory to it, and vice versa and the exercise of such a right of rejection by either the Purchaser or the Vendors (as the case may be) in good faith shall not constitute a breach of this Agreement; and

      (q) confirmation having been obtained by the Purchaser from Comerica and Bank of California that Viko Technology, Inc. is not in breach of any provisions of relevant loan agreements entered into by Viko Technology, Inc.

4.2 The Purchaser or the Vendors may waive all or any of such conditions required to be fulfilled by the Vendors or the Purchaser (as the case may be) set out in Clause 4.1 above at any time by notice in writing to the Vendors' Lawyers or the Purchaser's Lawyers (as the case may be).

4.3 The Vendors and the Purchaser (as the case may be) shall use their best endeavours to procure the fulfilment of the Conditions required to be fulfilled by them or any member of the Group (in the case of the Vendors) on or before the Completion Date.

4.4 In the event that any of Conditions shall not have been fulfilled (or waived pursuant to Clause 4.2) by the Completion Date, then the Purchaser shall not be bound to proceed with the purchase of the Sale Shares and unless extended by the Purchaser in writing, this Agreement shall cease to be of any effect except Clauses 1, 9, 11.1, 11.2, 11.4 (insofar as relevant to the interpretation of this Agreement in any claim or proceeding after cessation) and 11.5, 12 and 13, which shall remain in force, and save in respect of claims arising out of any antecedent breach of this Agreement.

4.5 On the date of this Agreement each Vendor (apart from Renato Marfori Tanseco who shall execute this Agreement in his own capacity and AML Trading Limited) shall deliver to the Purchaser an original version of a duly executed and valid power-of-attorney coupled with an interest irrevocably appointing Renato Marfori Tanseco as his attorney-in-fact to negotiate and enter into this Agreement on the terms herein and provide all necessary approvals, consents, waivers, endorsements or other documents referred to in this Agreement, in each case, on his behalf.

5.    COMPLETION

5.1 Subject to the provisions of Clause 4, Completion shall take place on the Completion Date at the offices of the Purchaser's Lawyers (or some other place as the parties may agree) when all (but not some only) of the events described in this Clause 5 shall occur.

5.2 At Completion, provided that all the conditions precedent to Completion provided in Clause 4.1 shall have been fulfilled or otherwise waived by the relevant party, the Vendors shall:

      (a)   deliver (or procure the delivery of) to the Purchaser:

            (i) duly executed transfers of its respective Sale Shares in favour of the Purchaser together with the relevant share certificates in respect of such Sale Shares;

            (ii) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of any of the Sale Shares;

            (iii) all the corporate records, statutory and other books (duly written up to date), consisting of the Articles of Incorporation and the By-Laws and all amendments thereto together with the corresponding Securities and Exchange Commission Certificates of Registration therefor, the Stock and Transfer Books, the Stock Certificate Books and the Minutes Books (or their equivalent) of the BVI Companies, the Company and the Investee Companies, common seals and any other papers and documents of the BVI Companies, the Company or the Investee Companies in their possession;

            (v) written confirmation that the Vendors and none of the Company Directors or BVI Companies Directors are aware of any matter or thing which is a breach of or inconsistent with any of the Warranties;

            (vi) a legal opinion in form and substance satisfactory to the Purchaser issued by the Vendors' Lawyers confirming that the particulars of the Company and the Investee Companies (set out in Schedule 4)

                  (including without limitation, the particulars of the registered shareholders and identity of the beneficial owners of the Investee Companies, if different from the registered shareholders) are true and accurate in all material aspects;

           (vii) an irrevocable proxy in favour of the Purchaser in the approved terms (executed by each Vendor separately) to allow the Purchaser to vote in respect of the Sale Shares while ownership by the Purchaser over the Sale Shares has not been recorded in the books of the BVI Companies. Such proxy shall lapse as soon as the ownership of the Purchaser over the Sale Shares is recorded in the books of the BVI Companies;

           (viii) the Shareholders Agreement duly executed by such persons as the Vendors shall advise pursuant to Clause 3.1(a);

           (ix) undated letters of resignation in the approved terms from all the BVI Companies Directors;

           (x) confirmation having been obtained, on terms satisfactory to the Purchaser, from the corporate agent, the registered agent and company secretary of each BVI Company that on the Completion Date, the registers and other corporate records of each BVI Company shall be updated to reflect that the Purchaser shall be the sole shareholder in each BVI Company and that such corporate agent, registered agent and company secretary shall take instructions relating to the BVI Companies only from the Purchaser or the Purchaser's representatives;

           (xi) a certified true copy of a resolution passed by the board of directors of each BVI Company and AML Trading Limited, and certified by its respective company secretary, approving the execution of this Agreement and authorising Renato Marfori Tanseco to negotiate and enter into this Agreement on the terms herein and provide all necessary approvals, consents, waivers, endorsements or other documents referred to in this Agreement, in each case, on its behalf, and approving the transfers of the Sale Shares in favour of the Purchaser;

           (xii) a certified true copy of a resolution passed by the board of directors of the Company, and certified by its company secretary, approving the execution of this Agreement and authorising Antonio Boglosa Villaruel to negotiate and enter into this Agreement on the terms herein and provide all necessary approvals, consents, waivers, endorsements or other documents referred to in this Agreement on its behalf, and approving the transfers of the Sale Shares in favour of the Purchaser;

           (xiii) the executed service agreements with the Continuing Employees pursuant to Clause 4.1(f); and

           (xiv) any other document required to vest title in the Sale Shares to the Purchaser.

      (b) do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give effect to the terms of this Agreement (including the sale of the Sale Shares).

5.3   At Completion, the Purchaser shall:

      (a) allot the Consideration Shares in accordance with Clause 3.1(a) above, and shall deliver to the Vendors the share certificates in respect of the Consideration Shares;

      (b) deliver to the Vendors a bankers' draft for, or arrange for payment by telegraphic transfer of, the sum of US$1,500,000 to AML Trading Limited, or the bank account specified by AML Trading Limited in writing to the Purchaser at least three business days before the Completion Date (as the case may be);

      (c) deliver to the Vendors the Promissory Note required to be delivered under Clause 3.1(c) of this Agreement and the Shareholders Agreement duly executed by it;

      (d) deliver to the Vendors written confirmation that the Purchaser and none of the directors of the Purchaser are aware of any matter or thing which is a breach of or inconsistent with any of the Purchaser's Warranties;

      (e) to the extent that Completion takes place before 18 December 2002 and the instalment payment of US$5,000,000 due to be paid to the shareholders of Viko Technology, Inc on 18 December 2002 pursuant to the Viko Share Purchase Agreement ("RELEVANT VIKO INSTALLMENT") shall not have been paid by the Purchaser, deliver an undertaking to the Vendors that the Purchaser shall make payment of the Relevant Viko Installment on or before 18 December 2002;

      (f) deliver to the Vendors written confirmation from the financial institution re-financing the Company's loan facilities referred to in Clause 4.1(k) that the re-financing has been approved and will proceed subject to satisfaction of any applicable conditions precedent, including without limitation Completion of this Agreement; and

      (g) deliver to the Vendors any other document required to vest title in the Consideration Shares to the Vendors.

      For the purposes of this Clause 5.3, delivery to the Vendors of the items required under Clauses 5.3(a) to 5.3(f) inclusive shall be satisfied by the Purchaser making delivery to the Vendors' nominee, as advised by the Vendors to the Purchaser prior to the Completion Date.

5.4 Without prejudice to any other remedies available to either the Purchaser or the Vendors, if in any respect the provisions of Clause 5 are not complied with by either the Purchaser or the Vendors on the Completion Date, the non-defaulting party may:

      (a) defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of this Clause 5.4 shall apply to Completion as so deferred);

      (b) proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

      (c)   rescind this Agreement.

5.5 The parties agree and shall procure that upon Completion and for a period of two years after Completion, the board of directors of the Company shall be reconstituted and shall consist of:

      (a) Renato Marfori Tanseco (who shall also be appointed as chairman of the board of Directors);

      (b) Inderjit Singh (who shall also be appointed as Chief Executive Officer of the Company) or such other person as the Purchaser may nominate; and

      (c) three persons to be nominated by the Purchaser in compliance, and in a manner consistent, with the laws of the Philippines.

      Further, the parties agree, and shall procure that upon Completion, the board of directors of each of the BVI Companies shall be reorganised according to the Purchaser's instructions and in compliance, and in a manner consistent with, the laws of the British Virgin Islands.

5.6 The parties agree that as soon as reasonably practicable after the Completion Date, the Investee Companies shall be liquidated in accordance with the laws of the Philippines.

6.    OBLIGATIONS OF THE VENDORS

6.1 Each of the Vendors undertakes with the Purchaser that, except with the consent in writing of the Purchaser and subject to the provisions of Clause 6.3:

      (a) for a period of three years after Completion with respect to Renato Marfori Tanseco and Antonio Boglosa Villaruel and for a period of two years with respect to the other Vendors who as at the date of this Agreement were employed by the Company, he will not within any country in which any member of the Group or the Purchaser has carried on business during the year preceding Completion either on his own account or in conjunction with or on behalf of any person, firm or company carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, partner, agent or otherwise in carrying on any business which competes with the business carried on by any member of the Group or the Purchaser at Completion (other than (i) as a holder of shares in the Purchaser or (ii) as a holder of not more than one per cent of the issued shares or debentures of any company carrying on such a business listed on a stock exchange);

      (b) for a period of three years after Completion with respect to Renato Marfori Tanseco and Antonio Boglosa Villaruel and for a period of two years with respect to the other Vendors who as at the date of this Agreement were employed by the Company, he will not either on his own account or in conjunction with or on behalf of any other person, firm or company solicit or entice away or attempt to solicit or entice away from any member of the Group or the Purchaser the custom of any person, firm, company or organisation who shall at any time within the year preceding Completion have been a customer, identified prospective customer, representative, agent, or correspondent of any member of the Group or the Purchaser, or in the habit of dealing with any member of the Group or the Purchaser, or enter into any contract for sale and purchase or accept business from any such person, firm, company or organisation in a business area in which any members of the Group or the Purchaser competes;

      (c) for a period of three years after Completion with respect to Renato Marfori Tanseco and Antonio Boglosa Villaruel and for a period of two years with respect to the other Vendors who as at the date of this Agreement were employed by the Company, he will not either on his own account or in conjunction with or on behalf of any other person, firm or company employ, engage, solicit, entice away or attempt to employ, engage, solicit or entice away from any member of the Group or the Purchaser any person employed in a managerial, supervisory, technical or sales capacity by, or engaged as a consultant to, any member of the Group or the Purchaser at Completion or at any time during the period of 12 months immediately preceding Completion (whether or not such person would commit a breach of contract by reason of leaving such employment or engagement);

      (d) he will not at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Company or any of the Investee Companies whose province it is to know the same) any information (other than any information properly and generally available to the public or disclosed or divulged pursuant to any legal process of which is required to be disclosed or divulged pursuant to or in accordance with the order of a court of competent jurisdiction or of any Government Authority or pursuant to the requirements of any stock exchange or securities council) relating to any member of the Group or the Purchaser, the identity of their customers and suppliers, their products, finance, contractual arrangements, business or methods of business and shall use its best endeavours to prevent the publication or disclosure of any such information by any person, firm or company with which he is connected or over which he has control (either directly or indirectly);

      (e) if, in connection with the business or affairs of any member of the Group or the Purchaser, he shall have obtained Confidential Information belonging to any third party under an agreement purporting to bind any member of the Group or the Purchaser which contained restrictions on disclosure, he will not without the previous written consent of the Purchaser at any time infringe such restrictions; and

      (f) he will not at any time hereafter in relation to any trade, business or company (save as a holder of shares in the Purchaser) use a name or trade mark or any words confusingly similar thereto in such a way as to be capable of or likely to be confused with the name or any trade mark of any member of the Group or the Purchaser and shall use his best endeavours to procure that no such name or trade mark shall be used by any person, firm or company with which he is connected or over which he has control (either directly or indirectly).

6.2 While the restrictions contained in this Clause 6 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

6.3 The restrictions contained in Clause 6.1 shall be without prejudice to performance by and shall not limit the restrictions on the Continuing Employees under the terms of agreements entered into pursuant to this Agreement.

6.4 Notwithstanding anything else contained in this Agreement, the parties agree that the Vendors are subject to the provisions set out in Schedule 7.

7.    COVENANT IN RESPECT OF ENVIRONMENTAL MATTERS

7.1 Each of the Vendors hereby covenants with and undertakes to indemnify the Purchaser and every member of the Group fully on demand and to keep them indemnified against any and all penalties, fines and charges imposed on any member of the Group by any relevant court order or judgment of a Government Authority or other regulatory authority, or any and all damages, liabilities, losses, costs and expenses incurred, suffered or sustained by any member of the Group as a result of any relevant court order or judgment or any relevant request or demand of a Philippine Government Authority or other regulatory authority, and legal or professional fees and disbursements reasonably incurred (on a full indemnity basis) arising out of any of the following:

      (a) any failure by any member of the Group to comply with all Philippine Environmental Laws at any time on or before the Completion Date; or

      (b) any discharge, release, leaching, emission, or escape into the Environment on or before the Completion Date of any Hazardous Substances or any substance regulated by Philippine Environmental Law ("ENVIRONMENTAL BREACH") which has occurred or is occurring in the conduct of the business of any member of the Group prior to the Completion Date or in the conduct by any member of the Group of any former business or in connection with or in relation to any assets of any member of the Group or in connection with or in relation to any former assets of any member of the Group where such environmental breach is proven to have occurred while such former assets were in the ownership or under the control of any member of the Group; or

      (c) any contamination of the Properties on or before the Completion Date with any Hazardous Substances or substance regulated by Philippine Environmental Law or any contamination of any other properties previously used by any member of the Group or under the past ownership, occupation or control of any member of the Group where such contamination is proven to have occurred while such former properties were in the ownership or under the control of any member of the Group; or

      (d) all Remedial Action resulting from or required in relation to any of the matters referred to in Clauses 7.1(a) to 7.1(d) inclusive.

7.2 The Vendors shall, for a period of three years from the Completion Date, give such assistance and provide such information to the Purchaser and the relevant member of the Group as the Purchaser shall reasonably request from time to time to enable the Purchaser or any member of the Group to take Remedial Action or investigate the history of any matter giving rise to any claim for indemnity hereunder or to make returns to and provide information as required by any agency or statutory or Government Authority having responsibility for any aspect of the Environment or Environmental Law.

7.3 The liability of the Vendors under this Clause 7 shall cease after three years from the Completion Date except in respect of matters which have been the subject of a bona fide written claim made within the said period by the Purchaser to the Vendors unless the claim in question has arisen by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of the Vendors prior to the Completion Date in which event the time period within which such a claim or claims may be brought shall be extended to ten years from the Completion Date.

8.    PRE-COMPLETION OBLIGATIONS

8.1 The Vendors shall procure (subject to any express instructions from the Purchaser) that from the date of this Agreement until Completion:

      (a) the business of the Group is operated until Completion in the same manner as it was operated hereto, in a prudent manner consistent with past practices, and in the usual and ordinary course, and the Vendors shall use their best efforts to preserve the goodwill of suppliers, customers, creditors and others having business relationships with the Group, and shall safeguard and preserve the confidentiality of all books, records and information relating to the Group in a prudent manner consistent with past practices;

      (b) the Group's products are sold in regular quantities consistent with past prudent trade practices and to inform the Purchaser of the sales (both value and volume) of the Group on a weekly basis;

      (c) the fixed assets of the Group are maintained in good condition, repair and working order, normal wear and tear excepted;

      (d) the Vendors shall have in effect and maintain at all times all insurance now in force relating to the Group and the business and assets of the Group;

      (e) the Vendors shall use their best efforts to preserve and keep the business organization of the Group intact, to keep available the services of the present officers and employees of the Company;

      (f) the Vendors shall allow the Purchaser, its representatives, attorneys and accountants, to the extent necessary to determine the operations of the Group, to have reasonable access to and copies of the records and files, audits and properties of the Group relating to the Group, the business and assets of the Group, as well as all information relating to taxes, commitments, contracts, titles and financial conditions of, or otherwise pertaining to, the Group, by way of requests made through the Purchaser, the Purchaser's authorized representatives, the Company's officers or key employees, or the Purchaser's legal counsel. The Vendors agree to cause the Group's accountants to cooperate with the Purchaser and its accountants in making available all financial information concerning the Group as requested, and the Purchaser and its accountants shall have the right to examine all working papers pertaining to examinations of the Group relating to the Group and its business and assets, provided that such examinations shall not cause disruption to the Group and its business and work force, and in any event, shall be undertaken with reasonable prior notice and during normal business hours of the Group;

      (g) the Vendors shall maintain and/or obtain all government authorizations and contractual and leasehold consents and permits necessary to enable the consummation of all transactions contemplated hereby or the continuation of the business of the Group;

      (h) the Vendors shall pay when due all national, local and other taxes of the Group;

      (i) the Vendors shall provide the Purchaser with (i) copies of any financial statements prepared by the Group in the course of its business, and (ii) cumulative and monthly management reports of the Group's business (including statements of revenues and expenses), promptly after they become available; and

      (j) the Vendors shall notify the Purchaser immediately in the event of any damage to or destruction of any of the material assets of the Group;

8.2 The Vendors shall procure that, from the date of this Agreement until Completion, no member of the Group shall, without the prior written consent of the Purchaser:

      (a) enter into or vary any contract or assume any liability which is outside the ordinary or proper course of its business or which is long term, unusual or onerous;

      (b) enter into any capital commitment in a sum in excess of US$50,000 or its equivalent in local currency (whether by way of purchase, lease, hire purchase or otherwise);

      (c) make any change in the nature, scope or organisation of its business or dispose of the whole of its undertaking or property or a substantial part thereof;

      (d) acquire or form any subsidiary or acquire any shares in any company or acquire the whole or any substantial part of the undertaking assets or business of any other company or any firm or person or enter into any joint venture or partnership with any other person;

      (e) make any loans or grant any credit (other than credit given in the normal course of trading and advances made to employees against expenses incurred by them on its behalf);

      (f) borrow any money (except borrowings from its bankers not exceeding US$50,000 or its equivalent in local currency) or make any payments out of or drawings on its bank accounts (except routine payments in the ordinary course of business);

      (g) enter into any guarantee, indemnity or surety or grant any security over any of its assets or revenues;

      (h) employ or engage, or make any offer of employment or engagement to, any employee or consultant earning in excess of US$5,000 (or its equivalent in local currency) per month, or make any changes (whether immediate, conditional or prospective) in the terms of employment (including, without limitation, in the amount or basis of the emoluments or benefits) of any of its employees or in any arrangements with its consultants;

      (i) enter into any agreement, arrangement or understanding with any trade union, works council, staff association or other employee representative body in respect of any of the employees or directors of any member of the Group;

      (j) acquire or dispose of or grant any option or right of pre-emption in respect of any material asset or any interest nor give nor receive any service otherwise than at market value, or enter into, issue, or grant any agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of the Group;

      (k) acquire or dispose of any freehold or leasehold property or grant any lease or third party right in respect of any of the Properties or (subject to Clause 4.1(h) above) negotiate or agree to any review of rent in respect of any lease of any of the Properties;

      (l) enter into any leasing, hire purchase agreement or any agreement or arrangement for payment on deferred terms;

      (m) grant or enter into any licence, franchise or other agreement or arrangement concerning any part of its name, trading names or know-how;

      (n) declare, make or pay any dividend or distribution on account of any of the Sale Shares or redeem, purchase or otherwise acquire any of the Sale Shares, or issue, sell or dispose of any option, warrant or right to acquire any shares of capital stock of the Group;

      (o)   incur or pay any management charges;

      (p) permit any of its insurances to lapse or do anything which would make any policy of insurance void or voidable;

      (q) make any payments to any of the Vendors or parties related to, or associated with, the Vendors.

      (r) apply for, surrender or agree any variations to any Environmental Licences;

      (s) make any change in the accounting practices or procedures governing any member of the Group;

      (t) amend the Articles of Incorporation or By-Laws (or other constitutive documents) of any member of the Group;

      (u) initiate or enter into or cause the Group's officers, directors, employees, agents and affiliates to initiate or enter into, any negotiations or solicit or discuss or encourage (and including by way of furnishing non-public information) any offer or proposal regarding the sale, direct or indirect, of any of the Sale Shares, the sale, direct or indirect, of any of the assets of any member of the Group (other than inventory in the ordinary course of business), the issuance of any capital stock of any member of the Group or any options, warrants, or rights to acquire capital stock of any member of the Group, or any merger, consolidation or similar transaction involving the Sale Shares or any of the assets of any member of the Group with any party other than the Purchaser or an affiliate of the Purchaser. The Vendors shall promptly notify the Purchaser of any such proposal or offer, or any inquiry or contact with any person with respect thereto, and terms thereof; or

      (v)   agree, conditionally or otherwise, to do any of the foregoing.

8.3 As from the date of this Agreement, the Vendors shall give and shall procure that the Purchaser and/or any persons authorised by it will be given such access to the premises and all books, title deeds, records and accounts of the BVI Companies, the Company and the Investee Companies as the Purchaser may reasonably request and be permitted to take copies of any such books, deeds, records and accounts and that the directors and employees of the BVI Companies, the Company and the Investee Companies shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them.

8.4 The Purchaser shall procure (subject to any express instructions from the Vendors) from the date of this Agreement until Completion:

      (a) that the business of the Purchaser is operated until Completion in the same manner as it was operated hereto, in a prudent manner consistent with past practices, and in the usual and ordinary course, and the Purchaser shall use its best efforts to preserve the goodwill of suppliers, customers, creditors and others having business relationships with the Purchaser, and shall safeguard and preserve the confidentiality of all books, records and information relating to the Purchaser in a prudent manner consistent with past practices;

      (b) the maintenance of all government authorizations and contractual and leasehold consents and permits necessary to enable the consummation of all transactions contemplated hereby or the continuation of the business of the Purchaser and Viko Technology, Inc.;

      (c) the payment when due of all national, local and other taxes of the Purchaser or Viko Technology, Inc.;

      (d) the notification to the Vendors immediately in the event of any damage to or destruction of any of the material assets of the Purchaser or Viko Technology, Inc.; and

      (e) the notification to the Vendors immediately of any matter, event or circumstance (including any omission to act) which may arise or become known to it which has, or is likely to have, an adverse effect on the financial position or prospects of the Purchaser.

8.5 The Purchaser shall procure that, from the date of this Agreement until Completion, the Purchaser shall not, without the prior written consent of the Vendors:

      (a) make any change in the nature, scope or organisation of its business or dispose of the whole of its undertaking or property or a substantial part thereof;

      (b) acquire or form any subsidiary or acquire any shares in any company or acquire the whole or any substantial part of the undertaking assets or business of any other company or any firm or person or enter into any joint venture or partnership with any other person;

      (c) acquire or dispose of or grant any option or right of pre-emption in respect of any material asset or any interest nor give nor receive any service otherwise than at market value, or enter into, issue, or grant any agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of the Purchaser or Viko Technology, Inc.;

      (d) declare, make or pay any dividend or distribution or redeem, purchase or issue, sell or dispose of any option, warrant or right to acquire any shares of capital stock of the Purchaser or Viko Technology, Inc.;

      (e)   agree, conditionally or otherwise, to do any of the foregoing.

9.    CONFIDENTIALITY

9.1 Each of the parties to this Agreement undertakes with the other parties that it will not (save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any party to this Agreement is subject) make any announcement in connection with this Agreement unless the other parties shall have given their consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions). For the avoidance of doubt, it shall be reasonable for a party to withhold its consent if Completion has not occurred.

9.2 Each party to this Agreement undertakes with the other parties that it shall treat as strictly confidential all information received or obtained by it or its employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or affairs of the Vendors, the Group or the Purchaser, and subject to the provisions of Clause 9.3, that it will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use its best endeavours to prevent the publication or disclosure of any such information.

9.3 The restrictions contained in Clauses 9.1 and 9.2 shall not apply so as to prevent any party from making any disclosure required by law or by any securities exchange or supervisory or regulatory or Government Authority pursuant to rules to which the relevant party is subject or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of this Clause 9 shall apply to and such disclosing party shall procure that they apply to and are observed in relation to, the use or disclosure by such professional adviser of the information provided to him) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this Clause 9 by any party.

10.   COSTS

10.1 Subject to Clause 10.2 below, the parties agree that the Company shall pay for the costs of the Vendors in relation to the preparation and negotiation of this Agreement and the sale and purchase hereby agreed to be made subject to a maximum of US$350,000, provided that the parties are able to agree on an estimated list of costs to be borne by the Company pursuant to this Clause 10.1 prior to Completion.

10.2 The parties agree that the costs relating to the conduct of the legal and financial due diligence on the BVI Companies and AML Trading Limited by the Purchaser

      (including without limitation the costs of a legal opinion to be issued by the Purchaser's British Virgin Islands counsel on the BVI Companies and AML Trading Limited), shall be borne by the Vendors subject to a maximum of US$18,000.

11.   GENERAL

11.1 This Agreement shall be binding upon and enure for the benefit of the estates, personal representatives or successors of the parties.

11.2 This Agreement (together with any documents referred to herein or executed contemporaneously by the parties in connection herewith) constitutes the whole agreement between the parties hereto and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the parties.

11.3 All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

11.4 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

11.5 Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it (and, without prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Purchaser may be entitled in respect of the breach of this Agreement) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Purchaser of any such other right or remedy.

11.6 No failure of the Purchaser to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

11.7 Upon and after Completion, the Vendors shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give effect to the terms of this Agreement and to place control of the BVI Companies, the Company and the Investee Companies in the hands of the Purchaser (including without limitation, co-operating with the Purchaser and/or the Company in making all relevant filings or notifications required by any authority to the sale of the Sale Shares) and pending the doing of such acts, deeds, documents and things the Vendors shall as from Completion hold the legal estate in the Sale Shares in trust for the Purchaser.

11.8 At the request of the Purchaser, the Vendors shall execute under seal a power of attorney in favour of the Purchaser or such person as may be nominated by the

      Purchaser generally in respect of the Sale Shares and in particular to enable the Purchaser (or its nominees) to attend and vote at general meetings of the Company.

11.9 This Agreement may be executed in one or more counterparts, and by the parties on separate counterparts, but shall not be effective until the signing of the last counterpart and each party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument. Each counterpart may be executed by the parties and transmitted by facsimile transmission and shall be as valid and effectual as if executed as an original.

11.10 The Singapore Contracts (Rights of Third Parties) Act 2001 (the "CRTP ACT") shall not apply to this Agreement and no person not party to this Agreement shall have or acquire any right to enforce any term of it pursuant to the CRTP Act. This Clause 11.10 shall not affect any right or remedy of any third party which exists or is available otherwise than by reason of the CRTP Act and shall prevail over any other provision of this Agreement which is inconsistent with it.

11.11 The Vendors may assign their rights under this Agreement to the nominees that will hold the Consideration Shares provided that they promptly serve notice on the Purchaser to this effect. Otherwise, none of the parties may assign their rights or transfer their obligations under this Agreement without the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed).

12.   NOTICES

12.1 Save as otherwise provided in this Agreement any notice, demand or other communication to be served under this Agreement shall be in writing in the English language and shall be served upon any party hereto only by posting by registered mail (if to an address in the same country) or air mail (if to an address in a different country) or delivering the same by hand or by courier, to its address given or referred to in this clause or sending the same by facsimile transmission to the number given in this clause for the addressee or at such other address or number as it may from time to time notify in writing to the other parties hereto.

12.2 A notice, demand or other communication served by registered mail shall be deemed duly served on an address in the same country 48 hours (disregarding days which are not business days) after posting, a notice, demand or other communication served by air mail shall be deemed duly served on an addressee in a different country five business days after posting and a notice, demand or other communication sent by facsimile transmission shall be deemed to have been served at the time of transmission (save that if the transmission occurs after 6.00 p.m. the notice, demand or other communication shall be deemed to have been served at 8.30 a.m. on the next business day following transmission) and in proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was left at or delivered to the correct address of the party to be served as provided in this Agreement or, in the case of properly stamped or franked registered mail or air mail, addressed to the address of the party to be served given in this Clause and placed in the post and, in the case of facsimile transmission, that such facsimile was duly transmitted to the number of the party to be served given in this Clause and an electronic acknowledgement was received.

12.3 All notices, demands or other communications given under this Agreement, shall be given to the following addresses:

            If to the Vendors:               collectively care of Renato
                                       Marfori Tanseco at his address and/or
                                       facsimile number stated in Schedule 1;


            If to the Purchaser:             55 Ayer Rajah Crescent, #06-05,
                                       Singapore 139949

                                       Facsimile: (65) 6779 0053
                                       Attention: Inderjit Singh / Kong Kah Chin

            If to the Company:               55 Ayer Rajah Crescent, #06-05,
                                       Singapore 139949

                                       Facsimile: (65) 6779 0053
                                       Attention: Inderjit Singh / Kong Kah Chin

            If to the BVI Companies:         55 Ayer Rajah Crescent, #06-05,
                                       Singapore 139949

                                       Facsimile: (65) 6779 0053
                                       Attention: Inderjit Singh / Kong Kah Chin

12.4 For the purposes of this Clause "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks are generally open for business in Singapore.

13.   GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed by and construed in accordance with the laws of Singapore. Any dispute arising out of or in connection with this Agreement or the Promissory Note, including any question regarding their existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC RULES") for the time being in force which rules are deemed to be incorporated by reference into this clause.

                                   SCHEDULE 1

                             DETAILS OF THE VENDORS

                         FINETECH INTERNATIONAL LIMITED

                COLUMN 1                                   COLUMN 2
                                                 NUMBER OF SALE SHARES (OF PAR
 NAME AND ADDRESS DETAILS OF THE VENDORS   VALUE US$1.00 EACH) IN RELATION TO FINETECH
   OF FINETECH INTERNATIONAL LIMITED                 INTERNATIONAL LIMITED
Renato Marfori Tanseco                                    1,593,760
Address: 1453 Calumpang Street,
         Dasmarinas Village, Makati City,
Fax: (632) 819 5091  Philippines

Antonio Boglosa Villaruel                                        10

Alberto Quisumbing Villanueva                                    10

Mila Santos Tanseco                                         637,500

TOTAL                                                     2,231,280

                                GOLD DAWN LIMITED

            COLUMN 1                                      COLUMN 2
                                                   NUMBER OF SALE SHARES (OF PAR
NAME AND ADDRESS DETAILS OF THE VENDORS    VALUE US$1.00 EACH)IN RELATION TO GOLD DAWN
        OF GOLD DAWN LIMITED                               LIMITED
Renato Marfori Tanseco                                           10

Antonio Boglosa Villaruel                                 1,593,760

Alberto Quisumbing Villanueva                                    10

Orlando M. Sagum                                              1,250

TOTAL                                                     1,595,030

                              GLOBAL CROWN LIMITED

               COLUMN 1                                  COLUMN 2
                                           NUMBER OF SALE SHARES (OF PAR VALUE
 NAME AND ADDRESS DETAILS OF THE VENDORS   US$1.00 EACH)IN RELATION TO GLOBAL
         OF GLOBAL CROWN LIMITED                     CROWN LIMITED
AML Trading Limited                                        100

TOTAL                                                      100

                              MAYON CAPITAL LIMITED

             COLUMN 1                                     COLUMN 2
                                           NUMBER OF SALE SHARES (OF PAR VALUE
NAME AND ADDRESS DETAILS OF THE VENDORS    US$1.00 EACH) IN RELATION TO MAYON
        OF MAYON CAPITAL LIMITED                      CAPITAL LIMITED

Renato Marfori Tanseco                                         10

Antonio Boglosa Villaruel                                      10

Alberto Quisumbing Villanueva                              17,760

Robert Thomas L. Tom                                        5,000

Benjamin Jr Del Rosario                                     2,500

Luisito Basister Manalo                                     2,000

Vernie Basco Flavier                                        1,250

TOTAL                                                      28,530

                                   SCHEDULE 2

               BRIEF DETAILS OF THE COMPANY AND THE BVI COMPANIES

                                   THE COMPANY

1.    Registered number: ASO96-002117

2. Address of registered office: Light Industry and Science Park of the Philippines, Cabuyao, Laguna, Philippines

3.    Date and place of incorporation: 26 February 1996 / The Philippines

4.    Authorised capital stock: PHP1,250,000,000

5.    Issued stock capital: PHP632,019,564

6.    Directors: Renato Marfori Tanseco, Antonio Boglosa Villaruel, Jose Antonio
      A. Lichauco, Rogelio C. Nicandro, Gerald E. Homstad, Godofredo C. Uy-Tioco, Vincent O. Abella

7.    Secretary: Odette Rachelle C. Padre

8.    Financial year end: 31 December

9.    Current auditors: Joaquin Cunanan & Co.

                         FINETECH INTERNATIONAL LIMITED

1.    International Business Company number: 317784

2. Address of registered office: Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands

3.    Date and place of incorporation: 23 March 1999 / British Virgin Islands

4. Registered agent: JAI Services Limited of Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands

5.    Authorised capital: US$2,750,000

6.    Issued capital: US$2,231,280

7.    Directors: Renato Marfori Tanseco, Mila Santos Tanseco

8.    Secretary: Shouson Limited

                              GLOBAL CROWN LIMITED

1.    International Business Company number: 177098

2. Address of registered office: Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands

3.    Date and place of incorporation: 27 February 1996 / British Virgin Islands

4. Registered agent: JAI Services Limited of Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands

5.    Authorised capital: US$3,000,000

6.    Issued capital: US$100

7.    Directors: Renato Marfori Tanseco, Mila Santos Tanseco

8.    Secretary: Shouson Limited

                              MAYON CAPITAL LIMITED

1.    International Business Company number: 297541

2. Address of registered office: Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands

3.    Date and place of incorporation: 15 October 1998 / British Virgin Islands

4. Registered agent: JAI Services Limited of Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands

5.    Authorised capital: US$500,000

6.    Issued capital: US$28,530

7. Directors: Renato Marfori Tanseco, Antonio Boglosa Villaruel, Alberto Quisumbing Villanueva

8.    Secretary: Shouson Limited

                                GOLD DAWN LIMITED

1.    International Business Company number: 334702

2. Address of registered office: Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands

3.    Date and place of incorporation: 19 July 1999 / British Virgin Islands

4. Registered agent: JAI Services Limited of Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands

5.    Authorised capital: US$2,000,000

6.    Issued capital: US$1,595,030

7.    Directors: Antonio Boglosa Villaruel, Alberto Quisumbing Villanueva

8.    Secretary: Shouson Limited

                                   SCHEDULE 3

            SHAREHOLDING OF THE PURCHASER (REFERRED TO IN CLAUSE 3.2)

The shareholding structure as referred to in Clause 3.2 will be as follows:

                                   NUMBER OF A  NUMBER OF A    NUMBER OF   NUMBER OF
                                   PREFERENCE    ORDINARY      ORDINARY     OPTIONS
           PARTY                   SHARES HELD  SHARES HELD   SHARES HELD     HELD
3i Group plc and 3i Asia Pacific
Technology LP collectively          2,626,530    6,128,570       750,000           -

EDB Investments Pte Ltd             1,969,899    4,596,427             -           -

The Purchaser's management                  -            -     4,928,570   1,200,653

Koh Boon Hwee                                            -       125,000           -

The Purchaser's Independent
Director                                    -            -             -      92,358

AML Trading Limited                         -            -     2,662,304           -

Nominees of the Vendors                     -            -     1,780,195     454,369

TOTAL                               4,596,429   10,724,997    10,246,069   1,747,380

Note: For the avoidance of doubt, the Purchaser also has two issued and paid up shares of par value S$1.00 (Singapore dollars) each in its capital not reflected in the table in this Schedule 3.

                                   SCHEDULE 4

                             THE INVESTEE COMPANIES

ATEC-KMI PHILIPPINES, INC.
SEC Registration No. A1997-2547
Principal office: Special Export Processing Zone, Light and
Industry Science Park, Cabuyao, Laguna, Philippines.

                                                          Percentage of
                                        No. of Shares   Total Issued and
       Name               Citizenship    Subscribed      Paid Up Capital
Automated Technology
(Phil.) Inc. ("ATEC")      Filipino        194,997              50%

Mayon Capital Limited      Filipino        194,998              50%

Renato M.arfori
Tanseco
(in trust for ATEC)        Filipino              1               -

Antonio Boglosa
Villaruel
(in trust for ATEC)        Filipino              1               -

Alberto Quisumbing
Villanueva
(in trust for ATEC)        Filipino              1               -

Jose Antonio A.
Lichauco
(in trust for Mayon
Capital Ltd.)              Filipino              1               -

Rogelio Nicandro
(in trust for Mayon
Capital Ltd.)              Filipino              1               -

TOTAL                                      390,000             100%

BLUE SKY INTEGRATED DESIGNS, INC.
SEC Registration No. A199918679
Principal office: Light Industry and Science Park of the Philippines, Cabuyao, Laguna, Philippines

                                        No. of Shares        Amount              Amount
         Name             Citizenship     Subscribed       Subscribed             Paid
Automated Technology
(Phil.) Inc.               Filipino        124,995      PHP   12,499,500     PHP   3,124,875

Renato Marfori Tanseco     Filipino              1                   100                  25

Antonio Boglosa            Filipino              1                   100                  25
Villaruel

Alberto Quisumbing         Filipino              1                   100                  25
Villanueva

Antonio F. Pison, Jr.      Filipino              1                   100                  25

Arthur R. Tan              American              1                   100                  25

TOTAL                                      125,000      PHP12,500,000.00     PHP3,125,000.00

                                   SCHEDULE 5

                                 THE PROPERTIES

                          PART I - FREEHOLD PROPERTIES

DESCRIPTION OF PROPERTY                           OWNER

None

                         PART II - LEASEHOLD PROPERTIES

DESCRIPTION OF PROPERTY                           OWNER

1.    Two-storey steel and concrete               Stancrest Realty Corporation
      building shell built on land covered
      by Torrens Certificate of Title
      No. T-356454 situated in the
      Light Industry & Science Park
      of the Philippines

2.    Annex Building situated on parcels of       Stancrest Realty Corporation
      and covered by Torrens Certificates
      of Title No. T-356454 and T-383008
      and an Accretion Lot to be titled and
      acquired by Stancrest Realty Corporation

                                   SCHEDULE 6

                              CONTINUING EMPLOYEES

1.    Antonio Boglosa Villaruel

2.    Alberto Quisumbing Villanueva

3.    Francisco D. del Val

4.    Jose Antonio A. Lichauco

5.    Igmedio C. Cortes

6.    Benjamin B. del Rosario

7.    Robert Thomas L. Tom

                                   SCHEDULE 7

                            WARRANTIES OF THE VENDORS

(a) Each of the Vendors jointly and severally represents, warrants and undertakes to and with the Purchaser that each of the statements set out in Parts One to Three inclusive of this Schedule 7 will at Completion be true and accurate.

(b) The Warranties are given subject to matters fully, fairly and specifically disclosed in the Disclosure Letter but no other information relating to the BVI Companies, the Company or the Investee Companies of which the Purchaser has knowledge (actual or constructive) and no investigation by or on behalf of the Purchaser shall prejudice any claim made by the Purchaser under the Warranties or operate to reduce any amount recoverable, and liability in respect thereof shall not be confined to breaches discovered before Completion. No letter, document or other communication shall be deemed to constitute a disclosure for the purposes of this Agreement unless the same is accepted as such by the Purchaser and is expressly referred to in the Disclosure Letter.

(c) The Vendors acknowledge that the Purchaser has entered into this Agreement in reliance upon the Warranties.

(d) Without restricting the rights of the Purchaser or otherwise affecting the ability of the Purchaser to claim damages on any other basis available to it (save for a claim or claims arising in relation to the Warranties by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of the Vendors or on the part of any officer or representative of any Vendor or any member of the Group prior to the Completion Date, in which event there shall be no limit on the amount recoverable by the Purchaser from the Vendors in respect of such claim or claims and the time period within which such a claim or claims may be brought shall be extended to ten years from the Completion Date), the Vendors hereby undertake, for so long as the Vendors' liability under the Warranties survive pursuant to Clause (l) below of this Schedule 7, to indemnify and keep indemnified the Purchaser (for itself and as trustees for the BVI Companies, the Company and the Investee Companies) and their officers, directors, employees, agents and shareholders (collectively, the "INDEMNIFIED PURCHASERS") against:

      (i) any loss or liability suffered by any of the Indemnified Purchasers as a result of, arising from or in connection with any breach of any of the Warranties including, but not limited to, any dimunition in the value of the Sale Shares and any payment made or required to be made by the Indemnified Purchasers and any costs, expenses, fines, penalties and Taxes incurred as a result of such breach. For the purposes of this Clause (d)(i), any dimunition in value of the Sale Shares will be determined by reference to the fair market value of the Sale Shares. The fair market value will be determined by an independent third party valuer to be appointed by agreement by the Vendors and the Purchaser. In the event that there is any disagreement on the valuer, either the Vendors or the Purchaser may request the President of the Institute of Certified Public

            Accountants of Singapore to decide on the valuer. The Vendors and the Purchaser shall engage the valuer on his standard terms and conditions;

      (ii) all costs and expenses properly and reasonably incurred by any of the Indemnified Purchasers in connection with or as a result of such breach and any costs (including legal costs on a solicitor and own client basis), expenses or other liabilities which any of them may incur either before or after the commencement or any action in connection with (1) any legal proceedings in which any of the Indemnified Purchasers claims that any of the Warranties has been broken or is untrue and in which judgement is given for any of the Indemnified Purchasers; or (2) the enforcement of any settlement of, or judgement in respect of, such claim; and

      (iii) (notwithstanding Clause (b) in this Schedule 7 and anything contained in the Disclosure Letter) any loss or liability suffered by any of the Indemnified Purchasers arising, directly or indirectly, from and in connection with:

            (1) any actions or claims brought by the relevant authorities in the relevant jurisdiction relating to any violation of applicable laws, rules and regulations by any member of the Group prior to Completion;

            (2)   without limiting the generality of Clause (d)(iii)(1) in this
                  Schedule 7, any failure by the Company or any of the Investee Companies to comply with all applicable laws, rules and regulations in the Philippines or to hold all relevant licences, permits and registrations (including any default in renewal of such licences, permits and registrations) which are required for their operations prior to Completion;

            (3) any actions or claims occurring or made prior to the Completion Date by any employee, agent or consultant of the Company or any of the Investee Companies for loss, damage or injury sustained in the course of work and for which the Company or the relevant Investee Company is not adequately insured against;

            (4) any Tax liability (including without limitation liability for withholding tax, real property tax or income tax) imposed on any member of the Group by any Tax authority referrable to, or in respect of, the period up to Completion arising from or due to the Company or the relevant Investee Company's default, omission or deficiency in meeting Tax payments or obligations (provided always that the Vendors shall have the right to request an administrative or judicial review of such Tax liability and to exhaust all applicable appeal procedures, with all costs arising from such review and appeals (including without limitation all legal costs) to be borne by such Vendors). For this purpose, the Purchaser shall procure that within five business days of the receipt of an assessment from any Tax authority, it shall notify the Vendors who shall have a period of five business days to advise the Company that it wishes to challenge the assessment and if the Vendors choose to do so, the Vendors shall have a further ten business days in which to lodge a protest on behalf of the Company and then to pursue such action up to its final adjudication or judgment;

            (5) any liability imposed on any member of the Group arising from any court order or judgment or any relevant request or demand by any Government Authority relating to or arising from any applicable Environmental Law (other than Philippine Environmental Law) where the event giving rise to the liability occurred before the Completion Date;

            (6) any actions or claims in connection with the following specific due diligence items in respect of all liabilities arising prior to Completion or attributable to the period up to Completion:

                        (A) any failure of the Company to meet projected production and sales commitments under its Registration Agreement with the Philippine Economic Zone Authority which may affect the Company's entitlement to incentives as an Ecozone Export Enterprise;

                        (B) any failure to comply fully with the requirements of the Philippine Occupational Safety and Health Standards in relation to the provision of (i) occupational health physicians, (ii) a full time dentist, (iii) full time occupational health nurses, (iv) full time first aiders and (v) emergency medical and dental clinic;

                        (C) any failure to comply fully with the requirements under the Social Security Law of 1997, National Health Insurance Act of 1995 and Pag-IBIG Fund law in relation to its employees;

                              (D) any loss or damage to consigned equipment,
                        furniture and fixtures in the Company's control and/or possession from its customers which are necessary for the Company's business;

                              (E) any liability arising out of the shareholders'
                        agreement entered into with Korea Microsystems, Inc on 3 December 1996 in relation to the joint venture in ATEC-KMI Philippines, Inc (an Investee Company); and

                              (F) any liability arising out of any stock option
                        arrangement in existence prior to Completion available to officers and/or employees of the Company.

(e) Each of the Warranties shall be separate and independent and save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other term of this Agreement, nor by anything in the Disclosure Letter which is not expressly referenced to the Warranty concerned.

(f) Where any statement in the Warranties or any confirmation or certificate given by any of the Vendors hereunder or pursuant hereto is qualified by the expression "so far as the Vendors are aware" or "to the best of the Vendors' knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry.

(g) Each of the Vendors hereby agrees with the Purchaser (for itself and as trustee for each of the BVI Companies, the Company and each of the Investee Companies) to waive any rights which it may have in respect of any misrepresentation or inaccuracy in, or omission from, any information or advice supplied or given by the BVI Companies, the Company or its Investee Companies or their officers, employees or advisers in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

(h) The Vendors shall procure that (save only as may be necessary to give effect to this Agreement) neither they nor any member of the Group shall do, allow or procure any act or omission before Completion which would constitute a breach of any of the Warranties or which would make any of the Warranties inaccurate or misleading.

(i) Each of the Vendors hereby agrees to disclose to the Purchaser in writing immediately upon becoming aware of the same, any matter, event or circumstance (including any omission to act) which may arise or become known to it after the date of this Agreement and before Completion which has, or is likely to have, an adverse effect on the financial position or prospects of any member of the Group.

(j) The Vendors shall give to the Purchaser after Completion all such information and documentation relating to the Group as the Purchaser shall reasonably require to enable it to satisfy itself as to the accuracy and due observance of the Warranties.

(k) The benefit of the Warranties may be assigned in whole or in part and without restriction by the person for the time being entitled thereto, provided that prior notification has been given by the Purchaser to the Vendors in writing of such intention to assign the benefit of the Warranties.

(l)   The liabilities of the Vendors under the Warranties:

      (i)   shall save in relation to:

            (1) paragraphs 3.1 to 3.8 inclusive of Part One of Schedule 7 below (collectively, the "TAX WARRANTIES") and paragraphs 16.1 to 16.8 inclusive of Part Two of Schedule 7 below (collectively, the "BVI TAX WARRANTIES"); and

            (2) paragraphs 4.2, 4.3, 4.4 and 4.5 of Part One of Schedule 7, and paragraphs 15.2, 15.3, 15.4 and 15.5 of Part Two of
                  Schedule 7 below,
                  cease after three years from the Completion Date except in respect of matters which have been the subject of a bona fide written claim made before such date by the Purchaser or the Purchaser's Lawyers to the Vendors or the Vendors' Lawyers;

            (ii) shall in relation to the Tax Warranties cease after three years from the date of the filing of the relevant Tax return by the Company to the applicable Tax authority for the Tax and financial year ending 31 December 2002 and in relation to the BVI Tax Warranties cease after six years from the Completion Date, except in each case in respect of matters which have been the subject of a bona fide written claim made before such date by the Purchaser or the Purchaser's Lawyers to the Vendors or the Vendors' Lawyers;

            (iii) shall be limited to the aggregate value of the amounts paid under Clauses 3.1(b) and 3.1(c) of this Agreement. After Completion Date and up to and including the second anniversary of the Completion Date, the Vendors's liability in relation to the Warranties (in respect of which a bona fide written claim has been made before the second anniversary of the Completion Date by the Purchaser or the Purchaser's Lawyers to the Vendors or the Vendors' Lawyers) shall be limited to a maximum aggregate amount of US$8,000,000. From the second anniversary of the Completion Date onwards, the Vendors' liability in relation to the Warranties shall be limited to a maximum aggregate amount of US$5,000,000. In addition, the Vendors shall not incur any liability until the aggregate amount of all liabilities, exceeds US$100,000 (the "BASKET"), at which point, the Vendors shall be liable for the complete amount of all liabilities, including, without limitation US$100,000 of the Basket, save (in all instances in Clauses l(i) to l(iii) above inclusive) for a claim or claims in relation to the Warranties arising by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of any of the Vendors or on the part of any officer or representative of any Vendor or any member of the Group prior to the Completion Date, in which event there shall be no limit on the amount recoverable by the Purchaser from the Vendors in respect of such claim or claims and the time period within which such a claim or claims may be brought shall be extended to ten years from the Completion Date.

      (m) If any sum payable by the Vendors under or pursuant to this Schedule 7 shall be subject to Tax (whether by way of deduction or withholding or direct assessment of the person entitled thereto) such payment shall be increased by such an amount as shall ensure that after deduction, withholding or payment of such Tax the recipient shall have received a net amount equal to the payment otherwise required hereby to be made.

                                    PART ONE

                            WARRANTIES REGARDING ATEC

IN PART ONE OF THIS SCHEDULE UNLESS THE CONTEXT OTHERWISE INDICATES EACH OF THE WARRANTIES SHALL BE DEEMED TO BE REPEATED MUTATIS MUTANDIS IN RELATION TO EACH COMPANY IN THE GROUP.

1.    THE ACCOUNTS

1.1 The Accounts have been prepared in accordance with the requirements of all relevant statutes and with good and generally accepted accountancy principles and practice consistently applied, are complete and accurate in all respects, show a true and fair view of the state of affairs of the Company and of its results and profits for the financial period ending on the Accounting Date, and disclose and make full provision or reserve for all liabilities (whether actual or contingent and whether quantified or disputed or otherwise).

1.2 All of the Company's book debts, whether shown in the Accounts or arising since the Accounting Date, are valid and enforceable, and have realised or will in aggregate realise the nominal amount thereof and, to the best of the Vendors' knowledge, will be collectible in full within 90 days of the Completion Date.

2.    MANAGEMENT ACCOUNTS

The Management Accounts have been prepared in accordance with the accounting policies of the Company which are the same as those contained in the Accounts of the Company save as set out in the Disclosure Letter and on a consistent basis with the monthly management accounts of the Company and show a fair view of the assets and liabilities and profits and losses of the Company as at and to 31 October 2002.

3.    TAX, RECORDS AND RETURNS

3.1 No event, act, transaction or omission has occurred or shall occur between the Accounting Date and Completion which could give rise to a claim under the terms of Clause (d)(iii)(4) in this Schedule 7.


3.2 The Company has duly filed all returns, computations, notices and information required to be made or provided by the Company for any Tax purpose and the same have been made or given within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date and none of them is or so far as the Vendors are aware, likely to be the subject of any dispute with any Tax authority.

3.3 The Company has paid, and has withheld, deducted and accounted to the relevant Tax authorities for, all Tax which it has become liable to pay, withhold, deduct or account for on or before the date hereof and, within the period of three years prior to the date hereof, neither the Company nor any director or officer of the Company has paid or become liable to pay any fine, penalty, surcharge or interest in relation to Tax for which the Company is liable.

3.4 Save as provided for in the Accounts there is no existing contingent or deferred liability for Tax including liability for Tax which might arise as a result of the execution of this Agreement or Completion.

3.5 There are no unutilised Tax allowances, unrelieved Tax losses or excess foreign tax credit available to the Company or outstanding entitlements to make any claim, election, appeal or application in relation to Tax.

3.6 The Company has not entered into or been engaged in or been a party to any transaction or series of transactions or scheme or arrangement of which the main purpose or one of the main purposes was the avoidance or deferral of Tax or a reduction in the liability to Tax of the Company.

3.7 All of the Company's income is exempt from Tax or is taxable at a concessionary or reduced rate of Tax in accordance with the Philippine Economic Zone Authority regulations.

3.8 The Company is not and has not at any time in the period of six years ending with the date of this Agreement been liable to Tax in any jurisdiction other than the Philippines or, in the case of a Investee Company, the jurisdiction in which it is incorporated.

4.    CORPORATE MATTERS

4.1 The Company has been duly incorporated and is validly existing and no order has been made or petition presented or resolution passed for the winding up of the Company or for an administration order in respect of the Company and no distress, execution or other process has been levied on any of its assets. The Company is not insolvent or unable to pay its debts and no receiver or receiver and manager or similar officer has been appointed by any person over its business or assets or any part thereof and no power to make any such appointment has arisen.

4.2 All the issued shares in the capital of the Company are fully paid up and legally and beneficially owned by the BVI Companies. The BVI Companies are the legal and beneficial owners of all the issued shares in the capital of the Company free and clear of all and any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever.

4.3 The Company has no, and never has had any, subsidiary or any shares or participating interest in any company other than the Investee Companies. The information on the Investee Companies set out in Schedule 4 is true and accurate .

4.4 The Company has never reduced, repaid, redeemed or purchased any of its share capital or agreed to do any of the same.

4.5 There are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Company or loan capital or other securities of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over any of the shares of the Company or any of the assets of the Company (including without limitation, rights of any third party arising out of the proposal of the Company adopted on 10 October 2000 by the Directors and the Vendors relating to a private placement of shares in the Company up to a value of US$9,000,000).

4.6 The copies of the Articles of Incorporation and By-laws of the Company which are attached to the Disclosure Letter are current and complete in all respects. The Company has complied with its Articles of Incorporation and By-laws in all respects and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised.

4.6 The stock and transfer book and all other statutory books of the Company are up to date and contain true, full and accurate records of all matters required to be dealt with therein, and all legal requirements relating to the issue of shares and other securities by the Company have been complied with.

4.7 The execution and delivery of, and the performance by the Vendors and the Company of their obligations under this Agreement shall not:

      (i) result in a breach of, or constitute a default under, any instrument, contract, document or agreement, to which any Vendor or the Company (as the case may be) is a party or by which the any Vendor or the Company is bound; and/or

      (ii) result in a breach of any law, rules, regulations, ordinances, order, judgment or decree of or undertaking to any court, Government Authority, statutory authority or regulatory body (including, without limitation, any relevant stock exchange or securities council) to which any Vendor or the Company (as the case may be) is a party or by which any Vendor or the Company is bound.

4.8 This Agreement has been duly executed and delivered by the Vendors and constitutes a legal, valid and binding obligation of the Vendors enforceable against the Vendors in accordance with its terms.

4.9 The Vendors are not and will not be required to obtain any consent or Governmental Approval in connection with the execution and delivery of this Agreement or the consummation or performance of any its obligations contemplated under this Agreement.

5.    TRADING AND GENERAL COMMERCIAL MATTERS

5.1 The Company has good and marketable title to (with full power to sell) all such assets as are necessary to enable it properly to conduct its business as such business has been conducted prior to the date hereof and to all inventory used in its business. All such assets and inventory are free from any liens, mortgages, charges, encumbrances, hire or hire purchase or similar agreements or other third party rights and are in the possession or under the control of the Company. The inventory is in good condition and of satisfactory quality, meets all relevant statutory, regulatory and industry accepted standards and is capable of being sold by the Company in the ordinary course of business in accordance with its list prices without rebate or allowances and all other assets owned or used by the Company are in good repair and fit for use for the purposes for which designed, acquired or used by the Company. Finished goods produced by the Company meet all applicable contractual specifications at the time of production.

5.2   The Company is not a party to:

      (a) any unusual or onerous contract, any contract not entered into in the ordinary course of business or not on arm's length terms, nor any contract which cannot be terminated without penalty or other compensation on less than 12 months' notice. For the purposes of this sub-clause, the term "unusual" and "onerous" will be determined by reference to industry practice;

      (b) any contract containing exclusivity obligations, non-competition provisions or similar terms;

      (c) any contract for the purchase or use by the Company of materials, supplies or equipment which is in excess of the requirements of the Company for its normal operating purposes or requires expenditure in excess of US$100,000 or its equivalent in local currency;

      (d) any agency, distribution, marketing, purchasing, franchising, licensing (whether by or to the Company), joint venture, agency, shareholders' or partnership arrangement or agreement or similar arrangement or agreement; and

      (e) any contract for the supply of goods or services requiring payments in excess of US$100,000 or its equivalent in local currency that has not been entered into on the Company's standard terms and conditions of sale, a copy of which is attached to the Disclosure Letter.

5.3 To the best of the Vendor's knowledge, there are no contracts or obligations, agreements, arrangements or concerted practices involving the Company and no practices in which the Company is engaged which are void, illegal, unenforceable, registrable or notifiable under or which contravene any anti-trust legislation or regulations anywhere in the world, nor has the Company received any threat or complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

5.4 With respect to each contract, commitment, arrangement, understanding, tender and bid involving the Company:

      (a) the Company has duly performed and complied in all material respects with each of its obligations thereunder;

      (b) the Company is under no obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort or loss;

      (c) to the best of the Vendors' knowledge, there are no grounds for rescission, avoidance, repudiation or termination and the Company has not received any notice of termination; and

      (d)   none of the other parties thereto is in default thereunder.

5.5 No person has given any guarantee of or indemnity or security for any liability of the Company, nor has the Company given any guarantee of or indemnity or security for the liability of any other person.

5.6 The execution, delivery and performance of this Agreement is not liable to result in the breach, cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument affecting the Company or its property or assets or in the acceleration of any obligation or termination of any commitment or facility under any loan or financial agreement or the loss of the benefit of or liability to refund or repay any grant or financial or fiscal concession or violate any law or any rule or regulation of any administrative agency or Government Authority or any order, writ, injunction or decree of any court, administrative agency or Government Authority affecting the Company.

5.7 The Vendors are not aware of any circumstances whereby, following a change in the control of the Company or in the composition of the board of directors of the Company, any of the principal customers of or suppliers to the Company would have the right to, or would, cease to remain customers or suppliers to the same extent and of the same nature as prior to the date hereof.

5.8 The Company has no liabilities except liabilities arising in the ordinary course of business under contracts for service, purchase orders, supply contracts or sale contracts, nor does it have any other liabilities direct or indirect, absolute or contingent, not required by generally accepted accounting principles to be referred to in the Accounts, including, but not limited to, off-balance sheet financing arrangements.

5.9 The Company is not the subject of any official investigation or inquiry and none of the Vendor is aware of any facts which are likely to give rise to any such investigation or inquiry.

5.10 The Company has complied with the requirements or conditions of all statutes, treaties, regulations, by-laws, codes, orders and other obligations of whatsoever nature relating to the Company and the carrying on of its business and has obtained and complied with all registrations, licences and consents necessary or advisable for the carrying on of its business, and all such registrations, licences and consents are valid and subsisting and none of the Vendors knows of any reason why any of them should be suspended, cancelled or revoked (whether as a result of the sale and purchase of the Sale Shares pursuant to this Agreement or otherwise). Neither the Company, nor any of its directors, employees or agents in relation to their functions in or on behalf of the Company, has committed any criminal offence or any tort or any breach of any such statute, treaty, regulation, by-law, code, order or other obligation.

5.11 The Disclosure Letter sets out full and accurate details of each bank and similar account of the Company.

5.12 No act or transaction has been effected by or on behalf of the Company involving the making or authorising of any payment, or the giving of anything of value, to any government official, political party, party official or candidate for political office for the purpose of influencing the recipient in his or its official capacity in order to obtain business, retain business or direct business to the Company or any other person or firm.

5.13 All goods consigned to the Company by its customers are in good condition, and no liability in respect of such goods has arisen on the part of the Company.

6.    THE PROPERTIES

6.1 The Properties comprise all the land and premises occupied or otherwise used by the Company. The Company does not own any Property.

6.2 The Company is the lessee of the Properties under an enforceable and binding contract, copies of which (and any amendments) have been provided to the Purchaser. The Company is the legal and beneficial owner of leasehold interest in the Properties free and clear of all encumbrances.

6.3   The Company has exclusive and unrestricted possession of the Properties.

6.4 Save for any applicable statutory restrictions, there are no covenants, restrictions, burdens, stipulations, rights of way, easements, conditions, outgoings, terms, overriding interests, rights or licences affecting any of the Properties which are of an unusual or onerous nature or which adversely affect the use of the Properties for which they are currently used.

6.5 The present use of the Properties is the permitted use under applicable zoning legislation. There are no onerous or unusual conditions adversely affecting the Company's use and enjoyment of the Properties when compared to properties of a similar type or location. The Properties comply with all statutes, regulations, by-laws and other relevant legislation.

6.6 There are no outstanding disputes, notices or complaints which affect or might in the future affect the use of any of the Properties for the purposes for which they are now used.

6.7 No structural or other material defects have appeared in respect of or affecting the buildings and structures on or comprising any of the Properties or any parts thereof and all such buildings and structures are in good and substantial repair and condition.

6.8 The Company has not at any time assigned or otherwise disposed of any property, leasehold or otherwise, in respect of which it has a continuing liability (contingent or otherwise) for payment of rent and/or for any other liability.

7.    ENVIRONMENTAL ISSUES

The Company has complied with and is in compliance with all applicable Environmental Laws and has all Environmental Licences required for the carrying on of its business. To the best of the Vendors' knowledge there are no circumstances or grounds on which any of its Environmental Licences may be withdrawn, suspended or varied.

8.    CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

8.1   (a)   The Company does not use any processes and is not engaged in any activities which involve the misuse of any Third Party Confidential
            Information.

      (b) Save for Third Party Confidential Information made available to the Company in the ordinary course of business, all agreements and/or arrangements under which Third Party Confidential Information is made available to the Company are set out in the Disclosure Letter. The Company is not in breach of any agreement or arrangement under which Third Party Confidential Information is made available to it and the Vendors are not aware of the existence of any circumstances under which the Company's right to use such Third Party Confidential Information may be terminated.

      (c) The Vendors are not aware of any actual or alleged misuse by any person of any of the Company's Confidential Information. The Company has not disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Company's business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Company.

8.2 The Company is the sole unencumbered legal and beneficial owner and, where registered, the sole registered proprietor, of all the Intellectual Property used in its business, including, but not limited to, the Intellectual Property listed in the Disclosure Letter.

8.3 None of such Intellectual Property, nor the validity or subsistence of the Company's interest therein, is or has during the last six years been the subject of any current, pending or threatened challenge, claim or proceedings, or been infringed or misused by any third party and there are no facts or matters which might give rise to any of the same.

8.4 The carrying on of the Company's business does not require any authorisations, permissions, licences or consents from, or the making of royalty or similar payments to, any third party and the Company is not engaged in any activities which involve the use of or which infringe any Intellectual Property belonging to any third party.

9.    INSURANCE

Copies of the Company's current insurance policies are attached to the Disclosure Letter. Nothing has been done or omitted to be done by or on behalf of the Company which would make any such policy of insurance void or voidable or enable the insurers to avoid the same. There is no claim outstanding under any such policy and the Vendors are not aware of any circumstances likely to give rise to such a claim or result in an increased rate of premium.

10.   LITIGATION

Neither the Company, nor any person for whose acts or defaults the Company may be vicariously liable, are engaged whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal (save for debt collection by the Company in the ordinary course of business) and there are no proceedings threatened or pending against the Company or any such person and there are no facts which are likely to give rise to any such litigation or proceedings.

11.   EMPLOYMENT AND PENSION MATTERS

11.1 There is no existing or threatened or pending industrial or trade dispute involving the Company and any of its employees and there are no agreements or arrangements (whether oral or in writing or existing by reason of custom and practice and whether or not legally binding) between the Company and any trade union or other employees' representatives or organisation concerning or affecting the Company's employees.

11.2 The Company has neither given notice of any redundancies nor started consultations with any independent trade union or employees' representatives within the preceding period of one year in relation to any of the Company's employees. No circumstances have arisen under which the Company is likely to be required to pay damages for wrongful dismissal or breach of contract, to make any contractual or statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, to make any other payment under any employment protection or other employment statutes, treaties, regulations, by-laws, codes or orders or to reinstate or re-engage any former employee.

11.3 Save as disclosed in the Disclosure Letter, there are no pension, share option, share incentive, life assurance, disability or similar schemes, arrangements or obligations for any employees or directors of the Company, and the Company has no obligation (whether legally binding or established by custom) to pay any pension or make any other payment after retirement or death to or in respect of any person who is now or has been an officer or employee of the Company and are not party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments.

12.   ARRANGEMENTS WITH CONNECTED PERSONS ETC.

The Company has not made any gift or loan to, or provided any guarantee or security for a loan made by any other person to, any Vendor or director or former director or any of their respective associated persons nor has it been a party to any transaction or arrangement with any of the foregoing other than arm's length service contracts, and the Company's profits or financial position have not at any time been adversely affected by any contract or arrangement which is not of an entirely arm's-length nature.

13.   MATTERS SINCE THE ACCOUNTING DATE

13.1 Since the Accounting Date, there has been no interruption or alteration in the nature, scope or manner of the Company's business which business has been carried on lawfully and in the ordinary and usual course of business as previously carried on and so as to maintain it as a going concern;

13.2 Since the Accounting Date, there has been no material adverse change in the financial condition or the position, prospects, assets or liabilities of such business or the Company as compared with the position disclosed by the Accounts;

13.3 Since the Accounting Date, the Company has continued to pay its creditors in the ordinary course of business and no unusual trade discounts or other special terms have been incorporated into any contract entered into by the Company;

13.4 The Company's six month rolling forecasts for purchases by its customers as at 30 September 2002 are attached to the Disclosure Letter together with the rolling forecasts as at 31 October 2002. Save as is apparent on the face of these forecasts, no substantial customer or supplier of the Company for the accounting period ending on 30 September 2002 has ceased or indicated that it is likely to cease trading with or supply to the Company, or reduced or indicated that it is likely to reduce substantially its trading with or supplies to the Company, or changed or indicated that it is likely to change substantially the terms upon which it is prepared to trade with or supply the Company (other than normal price and minor changes);

13.5 Since the Accounting Date, no indebtedness of the Company has become payable or capable of being declared payable prematurely.

13.6 Since the Accounting Date, no indebtedness has been repaid other than indebtedness to its bankers or indebtedness repayable in the ordinary course of business;

13.7 Since the Accounting Date, the Company has not cancelled, waived, released or discontinued any rights, debts or claims or suffered any damage, destruction or loss (whether or not covered by insurance) affecting its business or assets;

13.8 Since the Accounting Date, the Company has not incurred any capital expenditure or made any capital commitment of an amount in excess of US$100,000 (or its equivalent in local currency) or disposed of any fixed assets having a value of more than US$100,000 (or its equivalent in local currency) in aggregate;

13.8 Since the Accounting Date, no dividends, bonuses or other distributions have been declared, paid or made in respect of any of the Company's shares.

14.   ACCURACY OF INFORMATION PROVIDED

14.1 All information contained in the Recitals to this Agreement and in Schedules 1 to 6 inclusive and Schedule 9 to this Agreement is true and accurate in all respects and not misleading in any respect.

14.2 All written information given to the Purchaser and its professional advisers by the Vendors, the officers and employees of the Company, the Vendors' professional advisers and the Company's advisers during the negotiations prior to this Agreement was when given true and accurate to the best of their knowledge.

14.3 All information contained in the Disclosure Letter is true and accurate in all respects and fairly presented and there is no fact or matter which has not been disclosed in the Disclosure Letter which renders any such information untrue or misleading and there is no fact or matter concerning the Company and its business and affairs which has not on the basis of the utmost good faith been disclosed in the Disclosure Letter which would reasonably be expected to influence the decision of the Purchaser to proceed with the purchase of the Sale Shares on the terms of this Agreement.

                                    PART TWO

                     WARRANTIES REGARDING THE BVI COMPANIES

15.   CORPORATE MATTERS

15.1 The BVI Companies have been duly incorporated and are validly existing and no order has been made or petition presented or resolution passed for the winding up of any of the BVI Companies or for an administration order in respect of any of the BVI Companies and no distress, execution or other process has been levied on any of the assets of the BVI Companies. None of the BVI Companies are insolvent or unable to pay their debts and no receiver or receiver and manager or similar officer has been appointed by any person over the business or assets of any BVI Company or any part thereof and no power to make any such appointment has arisen.

15.2 All the issued shares in the capital of the BVI Companies are fully paid up and legally and beneficially owned by the Vendors. The Sale Shares constitute all the issued shares in the capital of the BVI Companies and are fully paid up. The Vendors are the legal and beneficial owners of the Sale Shares set opposite their names in column 2 of Schedule 1, free and clear of all and any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever. Upon Completion, each of the BVI Companies shall become a wholly owned subsidiary of the Purchaser.

15.3 The BVI Companies have no, and never have had any, subsidiary or any shares or participating interest in any company other than the Company. The information on the Company set out in Schedule 4 is true and accurate.

15.4 None of the BVI Companies have ever reduced, repaid, redeemed or purchased any of its share capital or agreed to do any of the same.

15.5 There are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of any of the BVI Companies or loan capital or other securities of any of the BVI Companies or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over any of the shares of any of the BVI Companies or any of the assets of any BVI Company.

15.6 The copies of the Articles of Incorporation and By-laws (or equivalent constitutive documents) of the BVI Companies which are attached to the Disclosure Letter are accurate and complete in all respects. Each of the BVI Companies has complied with its Articles of Incorporation and By-laws (or equivalent constitutive documents) in all respects and none of the activities, agreements, commitments or rights of such BVI Company is ultra vires or unauthorised.

15.7 The stock and transfer book and all other statutory books of the BVI Companies are up to date and contain true, full and accurate records of all matters required to be dealt with therein, and all legal requirements relating to the issue of shares and other securities by the BVI Companies have been complied with.

15.8 The execution and delivery of, and the performance by the BVI Companies of their obligations under this Agreement shall not:

      (i) result in a breach of, or constitute a default under, any instrument, contract, document or agreement, to which any BVI Company is a party or by which the any BVI Company is bound; and/or

      (iii) result in a breach of any law, rules, regulations, ordinances, order, judgment or decree of or undertaking to any court, Government Authority, statutory authority or regulatory body (including, without limitation, any relevant stock exchange or securities council) to which any BVI Company is a party or by which any BVI Company is bound.

15.9 This Agreement has been duly executed and delivered by the BVI Companies and constitutes a legal, valid and binding obligation of the BVI Companies enforceable against the BVI Companies in accordance with its terms.

15.10 The BVI Companies are not and will not be required to obtain any consent or Governmental Approval in connection with the execution and delivery of this Agreement or the consummation or performance of any their obligations contemplated under this Agreement.

15.11 The BVI Companies are not the subject of any official investigation or inquiry.

15.12 The BVI Companies have complied with the requirements or conditions of all statutes, treaties, regulations, by-laws, codes, orders and other obligations of whatsoever nature relating to the BVI Companies and the carrying on of their businesses and have obtained and complied with all registrations, licences and consents necessary or advisable for the carrying on of their businesses, and all such registrations, licences and consents are valid and subsisting. Neither the BVI Companies, nor any of their directors, employees or agents in relation to the BVI Companies, have committed any criminal offence or any tort or any breach of any such statute, treaty, regulation, by-law, code, order or other obligation.

15.13 Each of the BVI Companies has been established for the sole purpose of owning shares or issued capital stock in the Company and for no other reason whatsoever, and is not, and never has been, involved in any other business or trading activities or operations apart from ownership of shares or issued capital stock of the Company and does not have any employees. Apart from the Sale Shares, the BVI Companies do not have any other assets, or liabilities (whether actual or contingent and whether quantified or disputed or otherwise) and have not entered into any contracts or arrangements with any party.

16.   TAX RECORDS AND RETURNS

16.1 No event, act, transaction or omission has occurred or shall occur between the Accounting Date and Completion which could give rise to a claim under the terms of Clause (d)(iii)(4) in this Schedule 7.

16.2 The BVI Companies have duly filed all returns, computations, notices and information required to be made or provided by the BVI Companies for any Tax purpose and the same have been made or given within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date and none of them is or so far as the Vendors are aware, likely to be the subject of any dispute with any Tax authority.

16.3 The BVI Companies have paid, and have withheld, deducted and accounted to the relevant Tax authorities for, all Tax which they have become liable to pay, withhold, deduct or account for on or before the date hereof and, within the period of six years prior to the date hereof, neither the BVI Companies nor any director or officer of the BVI Companies has paid or become liable to pay any fine, penalty, surcharge or interest in relation to Tax for which the BVI Companies are liable.

16.4 Save as provided for in the Accounts there is no existing contingent or deferred liability for Tax including liability for Tax which might arise as a result of the execution of this Agreement or Completion.

16.5 There are no unutilised Tax allowances, unrelieved Tax losses or excess foreign tax credit available to the BVI Companies or outstanding entitlements to make any claim, election, appeal or application in relation to Tax.

16.6 The BVI Companies have not entered into or been engaged in or been a party to any transaction or series of transactions or scheme or arrangement of which the main purpose or one of the main purposes was the avoidance or deferral of Tax or a reduction in the liability to Tax of the BVI Companies.

16.7  All of the BVI Companies' income is exempt from Tax.

16.8 The BVI Companies are not and have not at any time in the period of six years ending with the date of this Agreement been liable to Tax in any jurisdiction other than the British Virgin Islands.

17.   LITIGATION

None of the BVI Companies, nor any person for whose acts or defaults such BVI Company may be vicariously liable, are engaged whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal and there are no proceedings threatened or pending against any of the BVI Companies or any such person and there are no facts which are likely to give rise to any such litigation or proceedings.

                                   PART THREE

                        WARRANTIES REGARDING THE VENDORS

18.1 This Agreement has been duly executed and delivered by the Vendors and constitutes a legal, valid and binding obligation of the Vendors enforceable against the Vendors in accordance with its terms.

18.2 The Vendors are not and will not be required to obtain any consent or Governmental Approval in connection with the execution and delivery of this Agreement or the consummation or performance of any of their obligations contemplated under this Agreement.

                                   SCHEDULE 8

                           WARRANTIES OF THE PURCHASER

(a) The Purchaser represents and warrants to each of the Vendors that, except as set forth in the Purchaser's Disclosure Letter, each of the statements set out in Clauses (a)(i) to (a)(viii) inclusive below of this Schedule 8 (the "PURCHASER'S WARRANTIES") will at Completion be true and accurate:

      (i) On Completion, the Consideration Shares are and shall have been authorised, validly issued, allotted and fully paid-up and are free from all and any Encumbrances together with all rights and benefits attaching thereto as at the Completion Date and no other person has or shall have any rights of pre-emption over such Consideration Shares.

      (ii) On Completion, each of the Vendors shall be the legal and beneficial owners of the relevant Consideration Shares allotted to each of them.

      (iii) The execution and delivery of, and the performance by the Purchaser of its obligations under this Agreement (including the allotment of the Consideration Shares to the Vendors) shall not:

            (1) result in a breach of, or constitute a default under, any instrument, contract, document or agreement, to which the Purchaser is a party or by which the Purchaser is bound; and/or

            (2) result in a breach of any law, rules, regulations, ordinances, order, judgment or decree of or undertaking to any court, Government Authority, statutory authority or regulatory body (including, without limitation, any relevant stock exchange or securities council) to which the Purchaser is a party or by which the Purchaser is bound.

      (iv) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with full corporate power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations.

      (v) This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

      (vi) The Purchaser is not and will not be required to obtain any consent or Governmental Approval in connection with the execution and delivery of this Agreement or the consummation or performance of any its obligations contemplated under this Agreement (save for any approval or exemption required to be obtained in relation to the grant of the Option Shares).

      (vii) There is no pending Proceeding that has been commenced against the Purchaser and that challenges, or may have the effect of preventing, delaying, or making illegal or otherwise interfering with, the performance by the Purchaser of any of its obligations under this Agreement and no such Proceeding has been threatened.

      (viii)The unaudited management accounts of the Purchaser for the period ended 31 October 2002 have been prepared in accordance with the accounting policies of the Purchaser save as set out in the Disclosure Letter and show a fair view of the assets and liabilities (whether actual or contingent and whether quantified or disputed or otherwise) and profits and losses of the Purchaser as at and to 31 October 2002.

      The Purchaser's Warranties are given subject to matters fully, fairly and specifically disclosed in the Purchaser's Disclosure Letter but no other information relating to the Purchaser of which the Vendors have knowledge (actual or constructive) and no investigation by or on behalf of the Vendors shall prejudice any claim made by the Vendors under the Purchaser's Warranties or operate to reduce any amount recoverable, and liability in respect thereof shall not be confined to breaches discovered before Completion. No letter, document or other communication shall be deemed to constitute a disclosure for the purposes of this Agreement unless the same is accepted as such by the Vendors and is expressly referred to in the Purchaser's Disclosure Letter.

(b) The Purchaser undertakes to and agrees with each Vendor that it shall, and shall procure that its subsidiaries shall, in relation to Viko Technology, Inc., enforce or procure to be enforced to their full extent the obligations of the Target Warrantors (as defined in the Investment Agreement) to the Purchaser under the terms of the Target Warranties (as defined in the Investment Agreement) and Indemnities (as defined in the Investment Agreement). For the avoidance of doubt, and for identification purposes only, the Target Warranties (as defined in the Investment Agreement) are reproduced in Part One of this Schedule 8 below.

(c) The liabilities of the Purchaser under the Purchaser's Warranties shall cease after one year from the Completion Date except in respect of matters which have been the subject of a bona fide written claim made before such date by the Vendors or the Vendors' Lawyers to the Purchaser or the Purchaser's Lawyers save in relation to:

      (i)   Clauses (a)(i) and (a)(ii) of this Schedule 8; and

      (ii) a claim or claims in relation to the Purchaser's Warranties arising by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of the Purchaser or on the part of any officer or representative of the Purchaser prior to the Completion Date, in which event there shall be no limit on the amount recoverable by the Vendors from the Purchaser in respect of such claim or claims and the time period within which such a claim or claims may be brought shall be extended to ten years from the Completion Date.

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

(d) Without limiting the above, the liabilities of the Purchaser under Purchaser's Warranties shall be limited to a maximum aggregate amount of US$5,000,000. After Completion Date and up to and including the first anniversary of Completion Date, the Purchaser's liability in relation to the Purchaser's Warranties (in respect of which a bona fide written claim has been made before the first anniversary of the Completion Date by the Vendors or the Vendors' Lawyers to the Purchaser or the Purchaser's Lawyers) shall be limited to a maximum aggregate amount of US$5,000,000. From the first anniversary of the Completion Date onwards, the Purchaser's liability in relation to the Purchaser's Warranties shall be limited to a maximum aggregate amount of US$2,000,000. In addition, the Purchaser shall not incur any liability until the aggregate amount of all liabilities, exceeds US$100,000 (the "PURCHASER'S BASKET"), at which point, the Purchaser shall be liable for the complete amount of all liabilities, including, without limitation US$100,000 of the Purchaser's Basket.

(e) Without restricting the rights of the Vendors or otherwise affecting the ability of the Vendors to claim damages on any other basis available to it (save for a claim or claims in relation to the Purchaser's Warranties arising by reason of fraud, wilful concealment, dishonesty or deliberate non-disclosure on the part of the Purchaser or on the part of any officer or representative of the Purchaser prior to the Completion Date, in which event there shall be no limit on the amount recoverable by the Vendors from the Purchaser in respect of such claim or claims and the time period within which such a claim or claims may be brought shall be extended to ten years from the Completion Date), the Purchaser hereby undertakes, for so long as the Purchaser's liability under the Purchaser's Warranties survives pursuant to Clause (c) above of this Schedule 8, to indemnify and keep indemnified the Vendors and their officers, directors, employees, agents and shareholders (collectively, the "INDEMNIFIED VENDORS") against:

      (i) any loss or liability suffered by any of the Indemnified Vendors as a result of, arising from or in connection with any breach of any of the Purchaser's Warranties including, but not limited to, any dimunition in the value of the Consideration Shares and any payment made or required to be made by the Indemnified Vendors and any costs, expenses, fines, penalties and Taxes incurred as a result of such breach. For the purposes of this Clause (e)(i), any dimunition in value of the Consideration Shares will be determined by reference to the fair market value of the Consideration Shares. The fair market value will be determined by an independent third party valuer to be appointed by agreement by the Vendors and the Purchaser. In the event that there is any disagreement on the valuer, either the Vendors or the Purchaser may request the President of the Institute of Certified Public Accountants of Singapore to decide on the valuer. The Vendors and the Purchaser shall engage the valuer on his standard terms and conditions;

      (ii) all costs and expenses properly and reasonably incurred by any of the Indemnified Vendors in connection with or as a result of such breach and any costs (including legal costs on a solicitor and own client basis), expenses or other liabilities which any of them may incur either before or after the commencement or any action in connection with (1) any legal proceedings in which any of the Indemnified Vendors claims that any of the Purchaser's Warranties has been broken or is untrue and in which judgement is given for any of the Indemnified Vendors; or (2) the enforcement of any settlement of, or judgement in respect of, such claim.

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                                       59

                             PART ONE TO SCHEDULE 8

All defined terms used but not defined in this Part One to Schedule 8 shall have the respective meaning ascribed to them in the Viko Share Purchase Agreement.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS{TC}

Sellers jointly and severally represent and warrant to Buyer that, except as set forth in Sellers' Disclosure Schedule:

3.1   ORGANIZATION AND GOOD STANDING{TC}

      (a) Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all its Company Contracts. Each Acquired Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      (b) Sellers have delivered to Buyer copies of all the Governing Documents and the complete and accurate stock records of each Acquired Company, as currently in effect. Section 3.1(b) of Sellers' Disclosure Schedule contains an accurate and complete listing of each Acquired Company's jurisdiction of formation and other jurisdictions in which it is authorized to do business.

3.2   ENFORCEABILITY; NO CONFLICT{TC}

      (a) Each Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements to which such Seller is a party and to perform such Seller's obligations under this Agreement and such Ancillary Agreements. Assuming due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms. Assuming due authorization, execution and delivery by the other parties thereto, each Ancillary Agreement to which a Seller becomes a party will, upon execution and delivery, constitute that Seller's legal, valid and binding obligation, enforceable against him in accordance with its terms.

      (b) Assuming Buyer's compliance with relevant Laws relating to the purchase of the Shares, Sellers are not and will not be required to give any notice to any Person or obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions. Not to limit the generality of the foregoing, no Acquired Company, acting either independently or in conjunction with any of the other Acquired Companies, engages in any military contracts or is otherwise involved in

      United States national security matters that may cause the Contemplated Transactions to be disallowed under Exon-Florio.

      (c) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time) (i) Contravene any provision of the Governing Documents of an Acquired Company, or any resolution adopted by the shareholders or board of directors of an Acquired Company, (ii) Contravene any Company Contract, Governmental Authorization, Law or Order to which any Acquired Company or any Seller, or any of the assets owned or used by an Acquired Company, may be subject, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by an Acquired Company.

3.3   CAPITALIZATION AND OWNERSHIP{TC}

The authorized capital stock of the Company consists of 18,000,000 shares of common stock, no par value per share, of which 17,320,200 shares are issued and outstanding, which constitute all the Shares, and no shares of preferred stock. The attached Schedule of Sellers correctly sets out the Shares owned by each Seller. The Shares represent all of the issued and outstanding shares in the Company. Sellers are and will be on the Closing Date the record holders and beneficial owners of the Shares, free and clear of all Encumbrances. Section 3.3 of Sellers' Disclosure Schedule lists all the Option Holders. The Option Holders shall not receive shares of stock in the Company and all options held by the Option Holders shall be cancelled prior to the Closing. Except for the Option Holders, no other Person has a Contract for the issuance, sale or transfer of any Security of an Acquired Company. With the exception of the Shares (which are owned by Sellers), all of the outstanding Securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing Securities of any Acquired Company. All of the outstanding Securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding Securities of any Acquired Company was issued in violation of any Law. No Acquired Company owns, or has any Contract to acquire, any Securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4   FINANCIAL STATEMENTS{TC}

Sellers have delivered to Buyer (a) audited consolidated balance sheets of the Acquired Companies as at April 30 for each of the years 1999 through 2000, inclusive, and the related audited consolidated statements of income, changes in shareholders' equity and cash flow for each of the fiscal years then ended, together with the report thereon of Delucchi, Hawn & Co., LLP independent certified public accountants, (b) an audited consolidated balance sheet of the Acquired Companies as of April 30, 2001 (including the notes thereto, the "Balance Sheet"), and the related audited consolidated statements of income, changes in shareholders' equity and cash flow for the fiscal year then ended, together with the report thereon of Delucchi, Hawn & Co., LLP independent certified public accountants, and (c) an unaudited consolidated balance sheet of the Acquired Companies as of October 31, 2001 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flow for the 3 months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes that, if presented, would not differ materially from those included in the Balance Sheet. The financial statements referred to in this Section reflect the consistent application of accounting principles throughout the periods involved, except as otherwise disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the financial statements of the Company.

3.5   BOOKS AND RECORDS{TC}

The books of account, minute books, equity record books and other transactional records of the Acquired Companies, all of which have been made available to Buyer, are accurate and complete in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. Each material transaction of each Acquired Company is accurately recorded on the books and records of the Acquired Company, and each document (including any Contract, invoice or receipt) on which entries in the Acquired Company's books and records are based is accurate and complete in all material respects. The minute books of each Acquired Company contain accurate records of all meetings held of, and corporate action taken by, the Acquired Company's shareholders, directors and directors' committees, and no such meeting has been held for which minutes have not been prepared and are not contained in such minute books. At the time of the Closing, all of those books and records will be in the possession of the respective Acquired Company.

3.6   ACCOUNTS RECEIVABLE{TC}

All Accounts Receivable that are reflected on the Balance Sheet, the Interim Balance Sheet or the accounting records of each Acquired Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Subject to reserves established according to GAAP, to Sellers' best Knowledge each of the Accounts Receivable reflected on the Balance Sheet and Interim Balance Sheet will be collected in full, without any setoff, within 120 days after the day on which it first became or becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable. Section 3.6 of Sellers' Disclosure Schedule contains an accurate and complete list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.

3.7   INVENTORIES{TC}

All items included in the Inventories are of a quality and quantity usable and, with respect to finished goods, salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the Balance Sheet, the Interim Balance Sheet or the accounting records of the appropriate Acquired Company as of the Closing Date, as the case may be. Other than in the Ordinary Course of Business, no Acquired Company is in possession of any inventory, including goods already sold, not owned by an Acquired Company. All of the Inventories not written off have been valued at the Acquired Company's cost thereof on a first in, first out basis. All of the Inventories now on hand that were purchased after the date of the Interim Balance Sheet were purchased in the Ordinary Course of Business at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies. Work-in-process Inventories are now valued and on the Closing Date will be valued according to GAAP applied on a basis consistent with the basis on which the Balance Sheet was prepared. All Inventories are maintained at one of the locations of Real Property listed in
Section 3.11(a) of Sellers' Disclosure Schedule.

3.8   NO UNDISCLOSED LIABILITIES{TC}

No Acquired Company has any Liabilities except for Liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet, and current Liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.9   NO MATERIAL ADVERSE CHANGE{TC}

Since the date of the Balance Sheet and excluding changes in the general economic condition or changes generally affecting the industry in which the Acquired Company operates(provided that such changes do not affect the Acquired Company in a disproportionate manner), there has been no material adverse change in the financial or other condition, results of operations, assets (considered in the aggregate), Liabilities, equity or business of the Company or other specific changes of concern to Buyer, and no event has occurred or condition has arisen that (a) may result in such a change, (b) has materially impeded or may materially impede the ongoing operations of the Company or (c) has significantly adversely affected or may significantly adversely affect a material asset of the Company.

3.10  ABSENCE OF CERTAIN CHANGES AND EVENTS{TC}

Since the date of the Balance Sheet, each Acquired Company has conducted its business only in the Ordinary Course of Business and there has not been any:

      (a) change in an Acquired Company's authorized or issued shares; grant of any equity option or right to purchase shares of an Acquired Company; issuance of any security convertible into such equity; grant of any registration rights; purchase, redemption, retirement or other acquisition by an Acquired Company of any shares; or declaration or payment of any dividend or other distribution or payment with respect to any shares;

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      (b) amendment to the Governing Documents of an Acquired Company;

      (c) payment (except in the Ordinary Course of Business) or increase by an Acquired Company of any bonuses, salaries or other compensation to any Seller, director or employee, or entry into any employment, severance or similar Contract with any director or employee;

      (d) adoption of, amendment to or increase in the payments to or benefits under, any Plan or material Other Benefit Obligation of an Acquired Company;

      (e) damage to or destruction or loss of any asset or property of an Acquired Company, whether or not covered by insurance, with an aggregate value to the Company in excess of $25,000;

      (f) entry into, modification, cancellation or termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, guaranty or similar Company Contract, or (ii) any Contract or transaction involving a total remaining commitment by or to an Acquired Company of at least $25,000;

      (g) sale, lease or other disposition of any asset or property of an Acquired Company (other than in the Ordinary Course of Business), including Intellectual Property, or the creation of any Encumbrance on any material asset of an Acquired Company;

      (h) cancellation or waiver of any claims or rights with a value to an Acquired Company in excess of $25,000;

      (i) material acceleration or delay in the payment of accounts payable or in the collection of Accounts Receivable;

      (j) material change in the accounting methods used by an Acquired Company; or

      (k) Contract by an Acquired Company to do any of the foregoing.

3.11  PROPERTIES; ENCUMBRANCES{TC}

      (a) Section 3.11(a) of Sellers' Disclosure Schedule contains (i) a correct legal description, street address and tax parcel identification number of all Real Property in which an Acquired Company has a fee simple estate and
      (ii) an accurate description (by subject leased Real Property, name of lessor, date of lease and term expiration date) of all leases of Real Property in which an Acquired Company has a leasehold estate.

      (b) Each Acquired Company owns good and marketable title to its respective estates in the Real Property, free and clear of any Encumbrances, other than liens for Taxes for the current Tax year which are not yet due and payable.

      (c) Sellers have delivered to Buyer true and complete copies of (i) all deeds and other instruments (as recorded) by which each Acquired Company acquired its estates in the Real Property, (ii) all title insurance policies and surveys in the possession of

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      Sellers or an Acquired Company of or pertaining to the Real Property, and
      (iii) all Contracts and other documents evidencing, creating or constituting Encumbrances upon the Real Property.

      (d) Use of the Real Property for the various purposes for which it is presently being used is permitted as of right under applicable zoning Laws and is not subject to "permitted non-conforming" use or structure classifications. To Sellers' best Knowledge, all Improvements are in compliance with applicable Laws, including those pertaining to zoning, building and the disabled. To Sellers' best Knowledge, no part of any Improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other improvements primarily situated on adjoining property which encroach on any part of the Real Property. The Real Property on which each Improvement is located (i) abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel of Real Property and comprising a part of the Real Property, (ii) is supplied with public or quasi-public utilities and other services appropriate for the operation of the Improvement and
      (iii) to Sellers' best Knowledge, is not located within any flood plain or area subject to wetlands regulation or any similar restriction. To Sellers' best Knowledge, there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain Proceeding that would result in the taking of all or any part of any Real Property or that would prevent or hinder the continued use of any Real Property as heretofore used in the conduct of the business of the Acquired Companies. Except as otherwise provided for in Section 3.11(d) of Sellers' Disclosure Schedule, no Person other than an Acquired Company is in possession of any portion of the Real Property.

      (e) Except as otherwise provided for in Section 3.11(e) of Sellers' Disclosure Schedule, each Acquired Company owns good and transferable title to all of its personal and tangible assets, as well as its other assets, free and clear of any Encumbrances.

3.12  CONDITION AND SUFFICIENCY OF TANGIBLE ASSETS{TC}

To Sellers' best Knowledge, the Improvements are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, are free from latent and patent defects, and are adequate for the uses to which they are being put. Each item of tangible personal property of each Acquired Company currently used in its Ordinary Course of Business is, to Sellers' best Knowledge, in good operating condition and repair, ordinary wear and tear excepted, is free from latent and patent defects and is suitable for immediate use in the Ordinary Course of Business. The Real Property and tangible personal property of the Acquired Companies constitute all such assets necessary for the continued operation of the Acquired Companies after the Closing in the same manner as before the Closing and are in the possession of or under the control of the Acquired Companies.

3.13  INTELLECTUAL PROPERTY{TC}

      (a) Each Acquired Company owns or has the right to use pursuant to a valid Contract all material items of Intellectual Property necessary for the operation of the

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      Acquired Companies as presently conducted and as presently proposed to be conducted. Not to limit the generality of the foregoing, each Acquired Company has entered into a valid Contract with the employees, consultants and contractors collectively listed on Section 3.13(a) of Sellers' Disclosure Schedule assigning and transferring all Intellectual Property necessary for the operation of the Acquired Companies as presently conducted and as presently proposed to be conducted. Each material item of Intellectual Property owned or used by an Acquired Company as of the date of this Agreement will be owned or available for use by the Acquired Company on substantially identical terms immediately subsequent to the Closing without the requirement of obtaining any third party consents. Each Acquired Company has taken all necessary and reasonable actions within its control to maintain and protect each item of Intellectual Property that it owns or uses.

      (b) No Acquired Company has interfered with, infringed upon, misappropriated or otherwise Contravened any intellectual property rights of third parties, and no Acquired Company has received any notice or other communication (whether oral or written) regarding any actual, alleged or potential such interference, infringement, misappropriation or Contravention. To Sellers' best Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result, nor will the continued operation of the Acquired Companies after the Closing as presently conducted and as presently proposed to be conducted constitute or result, directly or indirectly, in any such interference, infringement, misappropriation or Contravention. To Sellers' best Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise Contravened any Intellectual Property rights of any Acquired Company.

      (c) Section 3.13(c) of Sellers' Disclosure Schedule identifies each issued patent and each registered trademark, service mark and copyright owned by an Acquired Company and identifies each pending application or application for registration that has been made with respect to any Intellectual Property owned by an Acquired Company. Sellers have delivered to Buyer true and complete copies of all such patents, registrations and applications, each as amended to date, and has made available to Buyer true and complete copies of all other written documentation evidencing ownership and prosecution of each such item. With respect to each item of Intellectual Property required to be identified in Section 3.13(c) of Sellers' Disclosure Schedule:

            (i) an Acquired Company possesses all right, title and interest in and to the item, free and clear of any Encumbrances;

            (ii) the item is not subject to any outstanding Order;

            (iii) no Proceeding is pending or, to Sellers' best Knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of the item, and no event has occurred or circumstance exists that may give rise to such a challenge; and

            (iv) no Acquired Company has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other Contravention with respect to the item.

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      (d) With respect to each Company Contract required to be identified in
      Section 3.14(a)(vi) of Sellers' Disclosure Schedule pursuant to which an Acquired Company uses Intellectual Property owned by a third party:

            (i) the underlying item of Intellectual Property is not subject to any Order;

            (ii) no Proceeding is pending or, to Sellers' best Knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of the underlying item of Intellectual Property, and to Sellers' best Knowledge, no event has occurred or circumstance exists that may give rise to such a challenge;

            (iii) with respect to such Company Contracts under which an Acquired Company is a sublicensee, the representations and warranties set forth in Sections 3.2(c), 3.14(c) and 3.14(d) are, to Sellers' best Knowledge, true and correct with respect to the underlying license; and

            (iv) no Acquired Company has granted any sublicense or similar right with respect to any such Company Contracts.

3.14  CONTRACTS; NO DEFAULTS{TC}

      (a) Section 3.14(a) of Sellers' Disclosure Schedule contains an accurate and complete list of:

            (i) each Company Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $25,000;

            (ii) each Company Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $25,000;

            (iii) each distribution or sales Contract entered into by the Company with third parties that cannot be terminated by the Company upon giving 30 days notice and without liability on the part of the Company;

            (iv) each Company Contract that was not entered into in the Ordinary Course of Business and that involves the expenditure or receipt by one or more Acquired Companies of an amount or value in excess of $25,000;

            (v) each Company Contract that is a (A) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money, (B) letter of credit, bond or other indemnity (including letters of credit, bonds or other indemnities as to which an Acquired Company is the beneficiary but excluding endorsements of instruments for collection in the Ordinary Course of Business) or (C) currency or interest rate swap, collar or hedge agreement;

            (vi) each Company Contract affecting the ownership of, leasing of, title to, use of, or any other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having (A) a value per item or aggregate payments of less than $25,000 and (B) a term of less than one year);

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

            (vii) each Company Contract with respect to Intellectual Property (including Contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property) except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which an Acquired Company is the licensee, and the list identifies those pursuant to which an Acquired Company uses Intellectual Property owned by a third party;

            (viii) each Company Contract with any labor union or other employee representative of a group of employees;

            (ix) each Company Contract other than Company Plans involving a sharing of profits, losses, costs or Liabilities by an Acquired Company with any other Person;

            (x) each Company Contract containing covenants that in any way purport to restrict the business activity of an Acquired Company or limit the freedom of an Acquired Company to engage in any line of business or to compete with any Person;

            (xi) each Company Contract providing for payments to or by any Person based on or determined by reference to sales, purchases or profits, other than direct payments for goods;

            (xii) each power of attorney that is currently effective and outstanding;

            (xiii) each Company Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by an Acquired Company to be responsible for consequential damages;

            (xiv) each Company Contract for capital expenditures in excess of $25,000; and

            (xv) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by an Acquired Company other than in the Ordinary Course of Business.

      (b) Sellers have delivered to Buyer a true and complete copy (in the case of each written Company Contract) or an accurate written summary (in the case of each oral Company Contract) of each of the Company Contracts listed on Section 3.14(a) of Sellers' Disclosure Schedule.

      (c) Each Company Contract required to be listed in Section 3.14(a) of the Sellers' Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms. Neither an Acquired Company nor any other party to a Company Contract has Contravened any of the applicable terms of a Company Contract. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result directly or indirectly in Contravention of any Company Contract. No Acquired Company has given or received notice or other communication (written or oral) regarding any actual, alleged or potential Contravention of any Company Contract.

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

      (d) No party to a Company Contract required to be listed in Section 3.14(a) of the Sellers' Disclosure Schedule has repudiated any provision of it. There currently are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any Company Contracts required to be listed in Section 3.14(a) of the Sellers' Disclosure Schedule, nor has any written demand for renegotiation been made. Sellers have no Knowledge that any party to a Company Contract required to be listed in Section 3.14(a) of the Sellers' Disclosure Schedule does not intend to renew it.

3.15  CUSTOMERS AND SUPPLIERS{TC}

Section 3.15 of Sellers' Disclosure Schedule lists the names and addresses of the 10 largest customers and the 10 largest suppliers (measured in each case by dollar volume of purchases or sales during the year ended 2001) of the Acquired Companies, taken as a whole, and the dollar amount of purchases or sales which each such customer or supplier represented during the years ended 2000 and 2001, respectively. There exists no actual, and Sellers have no Knowledge of any threatened, termination, cancellation or material limitation of, or any material change in, the business relationship of any Acquired Company with any customer, supplier, group of customers or group of suppliers listed in Section 3.15 of Sellers' Disclosure Schedule. No customer of any Acquired Company has any right to any credit or refund for products sold or services rendered or to be rendered by the Acquired Company pursuant to any Contract, understanding or practice of the Acquired Company other than pursuant to the standard return policy of the Acquired Companies described in Section 3.15 of Sellers' Disclosure Schedule.

3.16  INSURANCE{TC}

Each Acquired Company maintains in full force and effect insurance policies covering its insurable business risks and Liabilities, which, to Sellers' best Knowledge, provide reasonable protection for the business of and the properties owned and used by the Acquired Company. Section 3.16 of Sellers' Disclosure Schedule contains a list and brief description of each (a) insurance policy issued to an Acquired Company as a "named insured" or otherwise providing insurance to an Acquired Company as an insured party or additional insured party, or on any other basis, that was in effect at any time within the past five years and (b) self-insurance program, retrospective premium program or captive insurance program in which an Acquired Company has participated at any time during the past five years. For each such insurance policy, Section 3.16 of Sellers' Disclosure Schedule sets forth the type of coverage provided by the policy, whether the policy is provided on a primary, excess, excess umbrella or other basis, the identity of the named insured, the policy number, the name and address of the insurance carrier, the annual premium, the policy period and the policy liability limits (including any deductible or self-insured retention and, if known, the remaining, intact, unexhausted liability limits). Section 3.16 of Sellers' Disclosure Schedule also contains a list and brief description of all circumstances, potential claims, claims, damages, injuries, occurrences, losses and lawsuits for which an Acquired Company, or any Person on its behalf, has provided notice to any insurer or otherwise sought coverage under any insurance policy or program identified in Section 3.16 of Sellers' Disclosure Schedule (including settled and outstanding claims) since April 30, 1996. The Acquired Companies have complied with each such insurance policy and program and have not failed to give any notice or present any claim thereunder in a due and timely manner which failure would reasonably

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be expected to result in a loss or forfeiture of any material right thereunder.
No insurance policy held by any Acquired Company is cancelable with less than 30 days written notice.

3.17  TAXES{TC}

      (a) The Acquired Companies have filed (or have had filed on their behalf) on a timely basis all Tax Returns as required by applicable Laws. Each such Tax Return is accurate and complete in all respects. All Taxes shown as due and owing on all such Tax Returns have been paid. Except as otherwise provided for in Section 3.17(a) of Sellers' Disclosure Schedule, the Acquired Companies have not requested an extension of time within which to file any Tax Return which has not since been filed.

      (b) The Acquired Companies have and will have no additional Liability for Taxes with respect to any Tax Return which was required by applicable Laws to be filed on or before the Closing Date, other than those reflected as liabilities on the Balance Sheet. The amounts reflected as liabilities on the Balance Sheet for all Taxes are adequate to cover all unpaid Liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which any Acquired Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person.

      (c) No federal, state, local or foreign audits or other Proceedings exist with regard to any Taxes or Tax Returns of any Acquired Company. None of the Acquired Companies have received any written notice that an audit or other Proceeding is pending or threatened with respect to any Taxes due from or with respect to any Acquired Company or any Tax Return filed by or with respect to any Acquired Company. The Acquired Companies have not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

      (d) All Tax deficiencies that have been claimed, proposed or asserted in writing against any Acquired Company have been fully paid or finally settled, and no issue has been raised in writing in any examination which could be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined.

      (e) No written position has been taken on any Tax Return with respect to the business or operations of any Acquired Company for a taxable year for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a taxing authority or that is substantially similar to any position which a taxing authority has successfully challenged in the course of an examination of a Tax Return of any Acquired Company.

      (f) All Taxes that each Acquired Company is required by Law to withhold or collect, including sales and use Taxes and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper taxing authority or are held in separate bank accounts for such purpose.

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      (g) None of the Acquired Companies is or has been a United States real property holding corporation (as defined in Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

      (h) There are no Encumbrances upon any properties or assets of any Acquired Company arising from any failure or alleged failure to pay any Tax (other than Encumbrances relating to Taxes not yet due and payable).

      (i) No Acquired Company has made or become obligated to make, and no Acquired Company will as a result of any Contemplated Transaction become obligated to make, any payments that could be nondeductible by reason of
      Section 280G (without regard to subsection (b)(4) thereof) or 162(m) of the Code, nor will any Acquired Company be required to "gross up" or otherwise compensate any individual because of the imposition of any excise tax on such a payment to the individual.

3.18  EMPLOYEE BENEFITS{TC}

      (a) Section 3.18(a) of Sellers' Disclosure Schedule contains an accurate and complete list of all Company Plans and material Other Benefit Obligations and sets forth the financial cost of all obligations owed under any Company Plan or material Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA. Except for the Company, no other Acquired Company has adopted or implemented any Plan or Other Benefit Obligation.

      (b) Sellers have delivered to Buyer (i) all documents that set forth the terms of each Company Plan or material Other Benefit Obligation, and of any related trust, including all summary plan descriptions, summaries and descriptions furnished to participants and beneficiaries, (ii) all personnel, payroll and employment manuals and policies of each Acquired Company, (iii) a written description of any Company Plan or material Other Benefit Obligation that is not otherwise in writing, (iv) all registration statements filed with respect to any Company Plan, (v) all insurance policies purchased by or to provide benefits under any Company Plan, (vi) all reports submitted since April 30, 1998, by third-party administrators, actuaries, investment managers, trustees, consultants or other independent contractors with respect to any Company Plan or Other Benefit Obligation,
      (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan and Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants, (viii) all notices that were given by any Acquired Company, any ERISA Affiliate or any Company Plan to the IRS or any participant or beneficiary, pursuant to statute, since April 30, 1998, including notices that are expressly mentioned elsewhere in this Section, (ix) all notices that were given by the IRS or the Department of Labor to any Acquired Company, any ERISA Affiliate or any Company Plan since April 30, 1998, and (x) with respect to Company Plans, the most recent determination letter for each such Plan.

      (c) The Acquired Companies have performed all of their obligations under all Company Plans and with respect to all Other Benefit Obligations. The Acquired Companies have made appropriate entries in their financial records and statements for all obligations and liabilities under the Company Plans and Other Benefit Obligations that have accrued but are not due. The Acquired Companies, with respect to all Company Plans and Other Benefit Obligations, are and each Company Plan and Other Benefit Obligation is in material compliance with ERISA, the Code and other applicable Laws, including the provisions of such Laws expressly mentioned in this Section, and with any applicable collective bargaining agreement. No transaction prohibited by ERISA Section 406 and no "prohibited transaction" under Code Section 4975(c) has occurred with respect to any Company Plan. Neither any Acquired Company nor any Seller has any Liability to the IRS with respect to any Plan, including any Liability imposed by Chapter 43 of the Code. All contributions and payments made or accrued with respect to all Company Plans and Other Benefit Obligations are deductible under Code Sections 162 or 404. No event has occurred or circumstance exists that may result in (i) a material increase in premium costs of Company Plans and Other Benefit Obligations that are insured or (ii) a material increase in benefit costs of Company Plans and Other Benefit Obligations that are self-insured. Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or Proceeding involving, any Company Plan or Other Benefit Obligation is pending or, to Sellers' Knowledge, is threatened.

      (d) Each Qualified Plan of each Acquired Company has received a favorable determination letter from the IRS that it is qualified under Code Section 401(a) and that its related trust is exempt from federal income tax under Code Section 501(a), and each such Plan complies in form and in operation with the requirements of the Code and meets the requirements of a "qualified plan" under Section 401(a) of the Code. No event has occurred or circumstance exists that may give rise to disqualification or loss of tax-exempt status of any such Plan or trust. There is no unfunded liability under any Company Plan.

      (e) No Acquired Company or any ERISA Affiliate has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any Plan that is subject to Title IV of ERISA. No Acquired Company has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any voluntary employees' beneficiary association under Code Section 501(c)(9), any organization or trust described in Code Section 501(c)(17) or 501(c)(20), or any welfare benefit fund as defined in Code Section 419(e). No Acquired Company or any ERISA Affiliate has ever established, maintained, contributed to or otherwise participated in, or had an obligation to maintain, contribute to or otherwise participate in, any Multiemployer Plan. Except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, no Acquired Company provides health or welfare benefits for any retired or former employee nor is any Acquired Company obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

      (f) Each Acquired Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees. Sellers and all Acquired Companies have complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B and with the provisions of ERISA Section 701 et seq. and Subtitle K of the Code.

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      (g) The consummation of the Contemplated Transactions will not result in the payment, vesting or acceleration of any benefit under or in connection with any Company Plan or Other Benefit Obligation.

3.19  EMPLOYEE RESTRICTIONS{TC}

No director, employee or officer, or to Sellers' best Knowledge, agent, consultant or contractor of any Acquired Company is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition or proprietary rights agreement, with any other Person that in any way adversely affects or will affect (a) the performance of his or her duties for the Acquired Companies, (b) his or her ability to assign to an Acquired Company rights to any invention, improvement, discovery or information relating to the business of the Acquired Companies, or (c) the ability of the Acquired Companies to conduct their business. To Sellers' Knowledge, no key employee or group of employees of the Acquired Companies intends to terminate his/her or their employment with an Acquired Company within the next 2 years.

3.20  LABOR RELATIONS; EMPLOYMENT LAW COMPLIANCE{TC}

      (a) Each Acquired Company has complied in all material respects with all Laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and plant closing. Section 3.20 of Sellers' Disclosure Schedule contains a list of all employees of the Acquired Companies who are not U.S. citizens or permanent residents. Each of the employees listed on that schedule is authorized under U.S. immigration laws to work in his or her current position for the Acquired Company that is his or her employer. Except for the work authorizations specified in Section 3.20 of Sellers' Disclosure Schedule opposite the employee's name, none of such employees requires authorization from any Governmental Body to be employed in his or her current position by the Acquired Company that is his or her employer. No Acquired Company is liable for the payment of any fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

      (b) No Acquired Company has been, or is now, a party to any collective bargaining agreement or other labor Contract. No application or petition is pending for an election of or for certification of a collective bargaining agent representing any Acquired Company's employees.

      (c) Since 1996, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not threatened, any strike, slowdown, picketing, employee grievance process or other work stoppage or labor dispute involving an Acquired Company or its Facilities. No event has occurred or circumstance exists that may provide the basis for any such work stoppage or labor dispute. There is no lockout of any employees by an Acquired Company, and no Acquired Company contemplates such action.

      (d) There is not pending or, to Sellers' Knowledge, threatened any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Law pertaining to labor relations or employment matters. No grievance or arbitration

      Proceeding exists that might have an adverse effect upon an Acquired Company or the conduct of its business. There has been no charge of discrimination filed against or, to Sellers' Knowledge, threatened against an Acquired Company with the Equal Employment Opportunity Commission or similar Governmental Body.

3.21  ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

      (a) Section 3.21 of Sellers' Disclosure Schedule lists all permits held by each of the Acquired Companies required under Environmental Law and Occupational Safety and Health Law. Each Acquired Company is, and at all times has been, in material compliance with, and has not been and is not in material Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law or any permit issued thereunder. Neither any Seller nor any Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which any Seller or Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

      (b) There are no pending or, to Sellers' best Knowledge, threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal or mixed) in which any Seller or Acquired Company has or had an interest.

      (c) Sellers have no Knowledge of or any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication (i) that relates to Hazardous Activity, Hazardous Materials or any actual, alleged or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or (ii) of any actual, alleged or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which any Seller or Acquired Company had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by any Seller, Acquired Company, or other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

      (d) Neither any Seller nor any Acquired Company, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal or mixed) in which any Seller or Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

      (e) There are no Hazardous Materials present on or in the Environment at any Facility or, to Sellers' best Knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of any Facility or, to Sellers' best Knowledge, such adjoining property, or incorporated into any structure therein or thereon. None of Sellers, any Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or other property or asset (whether real, personal or mixed) in which any Seller or Acquired Company has or had an interest except in material compliance with applicable Laws.

      (f) There has been no Release or, to Sellers' best Knowledge, threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which any Seller or Acquired Company has or had an interest, or, to Sellers' best Knowledge, any geologically or hydrologically adjoining property, whether by any Seller, Acquired Company or, to Sellers' best Knowledge, any other Person.

      (g) Sellers have delivered to Buyer true and complete copies and results of any and all reports, studies, analyses, tests or monitoring possessed or initiated by any Seller or Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on or under any Facilities, or concerning compliance by any Seller, Acquired Company or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

      (h) There has not been any closing, termination or transfer, and the Contemplated Transactions do not constitute a closing, termination or transfer, of an Acquired Company or the Real Property necessitating compliance with the Industrial Site Recovery Act or its predecessor, the Environmental Cleanup Responsibility Act, or any other relevant Law.

3.22  COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS{TC}

      (a) Each Acquired Company is, and at all times since April 30, 1996 has been, in material compliance with each Law that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets. To Sellers' best Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may cause an Acquired Company to Contravene any Law or may give rise to any obligation on the part of an Acquired Company to undertake, or to bear all or any portion of the cost of (including but not limited to any penalty or fine), any remedial action of any nature. No Acquired Company has received at any time since April 30, 1996 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged or potential Contravention of any Law or any actual, alleged or potential obligation on the part of an Acquired Company to undertake, or to bear all or any portion of the cost of (including but not limited to any penalty or fine), any remedial action of any nature.

      (b) Section 3.22(b) of Sellers' Disclosure Schedule contains an accurate and complete list of each Governmental Authorization that is held by each Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, an Acquired Company, all of which are valid and in full force and effect and will remain so following the Closing. Each Acquired Company is, and at all times since April 30, 1996 has been, in material compliance with all of the terms and requirements of each such Governmental Authorization. To Sellers' best Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in Contravention of any Governmental Authorization. No Acquired Company has received at any time since April 30, 1996 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged or potential Contravention of any Governmental Authorization. All applications required to have been filed for the renewal of such Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies. All such Governmental Authorizations are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges.

      (c) The Governmental Authorizations listed in Section 3.22(b) of Sellers' Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to conduct their businesses lawfully in the manner in which they currently conduct such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they own and use such assets currently.

      (d) No Acquired Company nor any Representative of an Acquired Company has, to obtain or retain business, directly or indirectly offered, paid, or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of $100 in the aggregate to any one individual in any year) to (i) any Person who is an official, officer, agent employee or representative of any Government Body, or any existing or prospective customer (whether government-owned or non-government-owned), (ii) any political party or official thereof, (iii) any candidate for political or political party office, or (iv) any other individual or entity; while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual or any entity affiliated with such customer, political party or official, or political office.

      (e) Each Acquired Company has made all payments to third parties by check mailed to such third parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

      (f) Each material transaction is properly and accurately recorded on the books and records of the appropriate Acquired Company, and each document on which entries in the Acquired Companies' books and records are based is accurate and complete in all respects.

      (g) Section 3.22(g) of Sellers' Disclosure Schedule lists all foreign transactions engaged in by each of the Acquired Companies. Each Acquired Company has at all times complied with all Laws relating to export controls and trade sanctions. No product sold or service provided by an Acquired Company since April 30, 1996, has been, directly or indirectly, sold to or performed on behalf of Afghanistan, Cuba, Iraq, Iran, Libya, Myanmar (Burma), Sudan, Syria, North Korea or Yugoslavia.

      (h) Since April 30, 1996, no Acquired Company has been a party to or a beneficiary under any Contract under which a product has been sold or services provided to customers in Bahrain, Iraq, Kuwait, Jordan, Lebanon, Libya, Oman, Qatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

3.23  LEGAL PROCEEDINGS; ORDERS{TC}

      (a) Section 3.23(a) of Sellers' Disclosure Schedule lists any and all pending Proceedings (i) by or against any Acquired Company or that otherwise relate to or may affect the business of, or any of the assets owned or used by, any Acquired Company or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Sellers' Knowledge, no other such Proceeding has been threatened. Sellers have delivered to Buyer copies of all pleadings, correspondence and other documents relating to such Proceedings. Such Proceedings will not, in the aggregate, have a material adverse effect on the financial or other condition, results of operations, assets, Liabilities, equity, business or prospects of any Acquired Company.

      (b) Section 3.23(b) of Sellers' Disclosure Schedule lists each Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company , is or has been subject. To Sellers' Knowledge, no officer, director, agent or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of any Acquired Company.

      (c) Each Acquired Company is, and at all times since April 30, 1996 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject. No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject. No Acquired Company has received, at any time since April 30, 1996, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

3.24  RELATIONSHIPS WITH RELATED PERSONS{TC}

Except as provided for in Section 3.24 of Sellers' Disclosure Schedule, no Seller or any Related Person of any Seller or Acquired Company has, or since May 1, 1999 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to any Acquired Company's business. No Seller nor any Related Person of any Seller or Acquired Company owns, or since May 1, 1999 has owned, (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (a) had business dealings or a material financial interest in any transaction with an Acquired Company, or (b) engaged in competition with an Acquired Company with respect to any line of the products or services of the Acquired Company in any market presently served by the Acquired Company except for less than 1% of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market. No Seller or any Related Person of any Seller or Acquired Company is a party to any Contract with, or has any claim or right against, an Acquired Company.

3.25  SECURITIES LAW MATTERS{TC}

Sellers are acquiring the Promissory Notes for their own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act. Sellers confirm that Buyer has made available to Sellers and their Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as Sellers have requested, and all such information has been received.

3.26  BROKERS OR FINDERS{TC}

Except as listed in Section 3.26 of Sellers' Disclosure Schedule, neither Sellers, the Company nor any of their respective Representatives have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

3.27  DISCLOSURE{TC}

No representation or warranty of Sellers in this Agreement and no statement in Sellers' Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. Nothing in Sellers' Disclosure Schedule contains any untrue statement or omits to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

3.28  MATERIALITY{TC}

Any representation and warranty of the Sellers in this Agreement qualified by materiality shall also include any respective immaterial events, provided that, those immaterial events, taken in the aggregate, constitute a material event for that representation and warranty.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                   SCHEDULE 9

                               PERSONAL GUARANTEES

Personal Guarantees in relation to the following loan agreements and security:

1.    Rizal Commercial Banking Corporation

      (a) Comprehensive Surety Agreement dated 20 September 2000 between Renato Marfori Tanseco and Rizal Commercial Banking Corporation.

      (b) Real Estate Mortgage Agreement between Renato Marfori Tanseco and Rizal Commercial Banking Corporation covering Condominium Certificate of Title Nos. 58401, 58402, 58403, 58404, 58405, 58406,
            58407, 58408, 58409, 58420, 58421, 58422, 58423, 58424, 58425,
            58426, 58427, 58428, 58429, 58430, 58431, 58432, 58433, 58434,
            58436, 58437, 58438, 58440, 58562, 58564, 58565, 58566, 58568 and
            58571.

2.    Banco de Oro Universal Bank

      (a) Continuing Surety Agreement dated 30 May 2001 between Solemar Development Corporation and Banco de Oro Universal Bank.

      (b)   Real Estate Mortgage Agreement between

            - Solemar Development Corporation and Banco de Oro Universal Bank covering Transfer Certificate of Title Nos. 44438 and 32596.

            - Renato Marfori Tanseco (and family) and Banco de Oro Universal Bank covering Transfer Certificate of Title No. 132902.

            - Renato Marfori Tanseco (and family) and Banco de Oro Universal Bank covering Condominium Certificate of Title Nos. 58435, 58439, 58553, 58563 and 58567.

      (c) Assignment of leasehold contracts and Special Power of Attorney dated 31 May 2001 from Solemar Development Corporation to Banco de Oro Universal Bank.

3.    Bank of the Philippine Islands

      (a) Comprehensive Surety Agreement dated 22 December 2000 between Renato Marfori Tanseco and Bank of the Philippine Islands.

                                   SCHEDULE 10

                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE

US $6,500,000                                                          Date: [-]

FOR VALUE RECEIVED, INFINITI SOLUTIONS PTE LTD, a company organized under the laws of Singapore with its registered office at 5001 Beach Road #07-24 Golden Mile Complex, Singapore 199588 (the "BORROWER"), promises to pay to AML TRADING LIMITED, a company incorporated in the British Virgin Islands with International Business Company Number 386647 whose registered office is at Beaufort House, Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands (the "HOLDER"), the principal sum of US$6,500,000 or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this promissory note (this "NOTE") on the unpaid principal balance at the simple interest rate of 5% per annum (the "INTEREST RATE"). Interest shall accrue and be computed on the basis of the actual number of days elapsed in a 365 day year. The unpaid principal shall be payable in four installments (collectively, the "INSTALLMENTS" and each, an "INSTALLMENT") and all unpaid principal together with the balance of unpaid and accrued interest shall be due and payable on the Maturity Date (as defined below) in respect of each Installment, or when such amounts in respect of each Installment are declared due and payable by the Holder upon or after the occurrence of an Event of Default (as defined below). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Share Purchase Agreement dated [-] November 2002 (the "SHARE PURCHASE AGREEMENT") entered into by and among the Borrower, Automated Technology (Phil.) Inc. ("ATEC"), Mayon Capital Limited, Gold Dawn Limited, Global Crown Limited and Finetech International Limited (collectively the "BVI COMPANIES") and the shareholders of the BVI Companies.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Maturity Dates. The dates upon which the Installments, together with the balance of unpaid and accrued interest in relation to each Installment, shall be due and payable (collectively, the "MATURITY DATES" and each, a "MATURITY DATE") shall be as set out below:

 Installment                           Maturity Date
 -----------                           -------------
US$1,500,000                  180 days from the Completion Date

US$1,500,000                  365 days from the Completion Date

US$1,500,000                  540 days from the Completion Date

US$2,000,000                  730 days from the Completion Date

      For the purposes of this Note, "COMPLETION DATE" shall have the meaning ascribed to it in the Share Purchase Agreement.

      In no event, however, shall any Maturity Date fall on a national holiday (in Singapore) or weekend, but instead such Maturity Date shall be the first business day following such national holiday or weekend.

2. Events of Default. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:

      (a) Failure to Pay. The Borrower shall fail to pay, within thirty (30) days after the Maturity Date for the relevant Installment, any principal payment due in respect of that Installment, or any interest required under the terms of this Note in respect of that Installment; or

      (b)   Voluntary Bankruptcy or Insolvency Proceedings. The Borrower shall
            (i) be unable to pay its debts generally as they mature, (ii) commence a voluntary case or other proceeding seeking relief under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of his property by any official in an involuntary case or other proceeding commenced against him, or (iii) take any action for the purpose of effecting any of the foregoing.

3. Rights of the Holder Upon Event of Default under Clause 2(a). Upon the occurrence or existence of an Event of Default under Clause 2(a) above, the Borrower shall pay interest to the Holder at the rate of 10% per annum calculated based on the outstanding principal amount of the relevant Installment, for the period commencing on the Maturity Date for that relevant Installment and ending on the date of actual payment of the outstanding amount of such Installment. For the avoidance of doubt, such interest shall not apply to any Installments in respect of which the Borrower is not in default under Clause 2(a). These other Installments shall remain payable in accordance with the Maturity Dates in Clause 1.

4. Rights of the Holder Upon Event of Default under Clause 2(b). Upon the occurrence or existence of an Event of Default under Clause 2(b) above, irrespective of whether or not Clause 2(a) also applies, then at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding unpaid principal and accrued interest due under this Note (and not just any Installment), to be immediately due and payable.

5. Rights of the Holder Upon Any Event of Default. In addition to the remedies under Clause 3 and 4 above, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Prepayment. Each Installment of this Note may be prepaid in whole or in part at any time by the Borrower without penalty and without the prior written consent of the Holder.

7. Successors and Assigns. The rights and obligations of the Borrower and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. The provisions of this Note may not be modified, amended or waived except in a writing signed by both the Holder and the Borrower.

9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth below such parties' name on the signature page hereto. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been received when delivered.

10.   Payments. Payments shall be made in lawful tender of the United States.

11. Prevailing Party. In the event that litigation or quasi-judicial proceeding is commenced by the Borrower or the Holder with respect to the enforcement of any provisions hereof, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees.

12. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of Singapore.

IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the date first written above.

                                     INFINITI SOLUTIONS PTE LTD

                                     By:_____________________________
                                         Name: Inderjit Singh
                                         Title:  CEO

                                     Address: 55, Ayer Rajah Crescent, #06-05
                                     Singapore 139949
                                     Phone: (65) 6778-4036
                                     Facsimile: (65) 6779-0053

Acknowledged and agreed:

_____________________________
By: Renato Marfori Tanseco
for and on behalf of
AML TRADING LIMITED

Address:
Phone:
Facsimile:

IN WITNESS WHEREOF THIS AGREEMENT HAS BEEN EXECUTED BY THE PARTIES.

SIGNED by                            )              /s/ Inderjit Singh
         INDERJIT SINGH              )
for and on behalf of                 )
INFINITI SOLUTIONS PTE LTD           )
in the presence of:                  )

     /s/ ANDREW MARTIN
---------------------------------------
Name of witness:  ANDREW MARTIN

SIGNED by                            )              /s/ Antonio Bolosa Villaruel
         ANTONIO BOLOSA VILLARUEL    )
for and on behalf of                 )
AUTOMATED TECHNOLOGY                 )
(PHIL.) INC.                         )
in the presence of:                  )

    /s/ JOSE ANOTNIO LICHAUCO
---------------------------------------
Name of witness: Jose Anotnio Lichauco

SIGNED by                            )              /s/ Renato Marfori Tanseco
     RENATO MARFORI TANSECO          )
in the presence of:                  )

     /s/ JOSE ANOTNIO LICHAUCO
---------------------------------------
Name of witness: Jose Anotnio Lichauco

SIGNED by                            )              /s/ Renato Marfori Tanseco
         RENATO MARFORI TANSECO      )
for and on behalf of                 )
AML TRADING LIMITED                  )
in the presence of:                  )

/s/ JOSE ANOTNIO LICHAUCO
---------------------------------------
Name of witness: Jose Anotnio Lichauco

SIGNED by                            )              /s/ Renato Marfori Tanseco
RENATO MARFORI TANSECO               )
as attorney-in-fact                  )
for and on behalf of                 )
                                     )
ANTONIO BOGLOSA                      )
VILLARUEL                            )
                                     )
ALBERTO QUISUMBING                   )
VILLANUEVA                           )
                                     )
MILA SANTOS TANSECO                  )
                                     )
ORLANDO M. SAGUM                     )
                                     )
ROBERT THOMAS L. TOM                 )
                                     )
BENJAMIN JR DEL ROSARIO              )
                                     )
LUISITO BASISTER MANALO              )
                                     )
VERNIE BASCO FLAVIER                 )
                                     )
in the presence of:                  )

    /s/ CYNTHIA ROXAS DEL CASTILLO
---------------------------------------
Name of witness: CYNTHIA ROXAS DEL CASTILLO

SIGNED by RENATO MARFORI TANSECO                    /s/ Renato Marfori Tanseco
                                     )
for and on behalf of                 )
MAYON CAPITAL LIMITED                )
in the presence of:                  )

     /s/ JOSE ANOTNIO LICHAUCO
---------------------------------------
Name of witness:  Jose Anotnio Lichauco

SIGNED by RENATO MARFORI TANSECO                    /s/ Renato Marfori Tanseco
                                     )
for and on behalf of                 )
GLOBAL CROWN LIMITED                 )
in the presence of:                  )

     /s/ JOSE ANOTNIO LICHAUCO
---------------------------------------
Name of witness:  Jose Anotnio Lichauco

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SIGNED by         RENATO MARFORI TANSECO            /s/ Renato Marfori Tanseco
                                     )
for and on behalf of                 )
GOLD DAWN LIMITED                    )
in the presence of:                  )

     /s/ JOSE ANOTNIO LICHAUCO
---------------------------------------
Name of witness:  Jose Anotnio Lichauco

SIGNED by RENATO MARFORI TANSECO     )              /s/ Renato Marfori Tanseco
                                     )
for and on behalf of                 )
FINETECH INTERNATIONAL               )
LIMITED                              )
in the presence of:                  )

     /s/ JOSE ANOTNIO LICHAUCO
---------------------------------------
Name of witness:  Jose Anotnio Lichauco

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